                                                               EXHIBITS (c)(1)

                                                                EXECUTION COPY

--------------------------------------------------------------------------------




                            AMENDED AND RESTATED

                        AGREEMENT AND PLAN OF MERGER



                          DATED AS OF JUNE 28, 1998

                                BY AND AMONG

                    FREMONT ACQUISITION COMPANY III, LLC

                            GMS ACQUISITION CORP.

                                     AND

                        GLOBAL MOTORSPORT GROUP, INC.

                              TABLE OF CONTENTS

                                  ARTICLE I
                                  THE OFFER
Section 1.1    The Offer...............................................   2
               ---------
Section 1.2    Company Action..........................................   4
               --------------


                                 ARTICLE II
                           STOCK PURCHASE AND SALE


Section 2.1    Purchase and Sale of Shares.............................   5
               ---------------------------
Section 2.2    Purchase Price..........................................   5
               --------------
Section 2.3    Closing.................................................   5
               -------
Section 2.4    Closing Deliveries by the Company.......................   6
               ---------------------------------
Section 2.5    Closing Deliveries by Purchaser.........................   6
               -------------------------------
Section 2.6    Appointment of Directors................................   6
               ------------------------


                                 ARTICLE III
                    EFFECTS OF TENDER OFFER ON THE MERGER

Section 3.1    Tender..................................................   8
               ------
Section 3.2    Tender of Shares in Excess of Tender Offer Number.......   8
               -------------------------------------------------
Section 3.3    Tender of Shares Less Than Tender Offer Number..........   9
               ----------------------------------------------


                                 ARTICLE IV
                                 THE MERGER

Section 4.1    The Merger..............................................    9
               ----------
Section 4.2    Effective Time..........................................   10
               --------------
Section 4.3    Effects of the Merger...................................   10
               ---------------------
Section 4.4    Certificate of Incorporation and By-Laws................   10
               ----------------------------------------
Section 4.5    Directors...............................................   11
               ---------
Section 4.6    Officers................................................   11
               --------
Section 4.7    Subsequent Actions......................................   11
               ------------------
Section 4.8    Conversion of Shares....................................   11
               --------------------
Section 4.9    Listing of Stock Options; Cancellation of Stock Options.   13
               -------------------------------------------------------
Section 4.10   Stockholders' Meeting...................................   14
               ---------------------

                                  ARTICLE V
                    DISSENTING SHARES; EXCHANGE OF SHARES

Section 5.1    Dissenting Shares.......................................   16
               ---------- ------
Section 5.2    Payment for Shares......................................   16
               ------------------


                                 ARTICLE VI
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 ......................................................
Section 6.1   Organization and Qualification; Subsidiaries.............   19
              --------------------------------------------
Section 6.2   Capitalization of the Company and its Subsidiaries.......   20
              --------------------------------------------------
Section 6.3   Authority Relative to this Agreement;
              Consents and Approvals...................................   22
              -------------------------------------
Section 6.4   SEC Reports; Financial Statements........................   23
              ---------------------------------
Section 6.5   Proxy Statement; Schedule 13E-3; Schedule 13E-4..........   24
              -----------------------------------------------
Section 6.6   Consents and Approvals; No Violations....................   24
              -------------------------------------
Section 6.7   No Default...............................................   25
              ----------
Section 6.8   No Undisclosed Liabilities; Absence of Changes...........   26
              ----------------------------------------------
Section 6.9   Litigation...............................................   26
              ----------
Section 6.10  Compliance with Applicable Law...........................   26
              ------------------------------
Section 6.11  Employee Benefit Matters.................................   27
              ------------------------
Section 6.12  Environmental Laws and Regulations.......................   29
              ----------------------------------
Section 6.13  Rights Agreement.........................................   30
              ----------------
Section 6.14  Brokers..................................................   31
              -------
Section 6.15  Absence of Certain Changes...............................   31
              --------------------------
Section 6.16  Taxes....................................................   31
              -----
Section 6.17  Intellectual Property....................................   32
              ---------------------
Section 6.18  Labor Matters............................................   33
              -------------
Section 6.19  Opinions of Financial Advisors...........................   34
              ------------------------------
Section 6.20  Real Property and Lease..................................   35
              -----------------------
Section 6.21  Material Contracts.......................................   36
              ------------------
Section 6.22  Certain Business Practices...............................   38
              --------------------------
Section 6.23  Product Liability........................................   38
              -----------------
Section 6.24  Suppliers and Customers..................................   39
              -----------------------
Section 6.25  Accounts Receivable; Inventory...........................   39
              ------------------------------
Section 6.26  Insurance................................................   40
              ---------
Section 6.27  Title and Condition of Properties........................   40
              ---------------------------------
Section 6.28  Information in Financing Documents.......................   40
              ----------------------------------
Section 6.29  Section 2115.............................................   40
              ------------
Section 6.30  Full Disclosure..........................................   41
              ---------------


                                 ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF PURCHASER............................   41

Section 7.1   Organization.............................................   41
              ------------
Section 7.2   Authority Relative to this Agreement.....................   41
              ------------------------------------


                  .....................................................
Section 7.3    Consents and Approvals; No Violations...................   42
               -------------------------------------
Section 7.4    Proxy Statement; Offer Documents........................   42
               --------------------------------
Section 7.5    Financing...............................................   42
               ---------
Section 7.6    Brokers.................................................   43
               -------


                                ARTICLE VIII
                                  COVENANTS


Section 8.1    Conduct of Business of the Company......................   43
               ----------------------------------
Section 8.2    Acquisition Proposals...................................   46
               ----------------------
Section 8.3    Access to Information...................................   47
               ----------------------
Section 8.4    Additional Agreements; Reasonable Efforts...............   48
               -----------------------------------------
Section 8.5    Consents................................................   49
               --------
Section 8.6    Public Announcements....................................   50
               --------------------
Section 8.7    Indemnification.........................................   50
               ---------------
Section 8.8    Recapitalization........................................   51
               ----------------
Section 8.9    Financial Statements....................................   51
               --------------------


                                 ARTICLE IX
              CONDITIONS TO CONSUMMATION OF THE STOCK PURCHASE
                               AND THE MERGER


Section 9.1    Conditions to the Stock Purchase........................   52
               --------------------------------
Section 9.2    Conditions to Each Party's Obligations to Effect the
               Merger..................................................   53
               ----------------------------------------------------------


                                  ARTICLE X
                       TERMINATION; AMENDMENT; WAIVER


Section 10.1   Termination.............................................   56
               -----------
Section 10.2   Effect of Termination...................................   58
               ---------------------
Section 10.3   Fees and Expenses.......................................   58
               -----------------
Section 10.4   Amendment...............................................   59
               ---------
Section 10.5   Waiver..................................................   59
               ------


                                 ARTICLE XI
                                MISCELLANEOUS


Section 11.1   Nonsurvival of Representations and Warranties...........   60
               ---------------------------------------------
Section 11.2   Entire Agreement; Assignment............................   60
               ----------------------------
Section 11.3   Validity................................................   60
               --------
Section 11.4   Notices.................................................   60
               -------
Section 11.5   Governing Law...........................................   61
               -------------
Section 11.6   Descriptive Headings....................................   61
               --------------------
Section 11.7   Parties in Interest.....................................   61
               -------------------
Section 11.8   Counterparts............................................   62
               ------------



ANNEX A.................................................................  63
EXHIBIT A
COMPANY DISCLOSURE SCHEDULE SECTION:

          6.1(a)         Subsidiaries
          6.1(c)         Equity Interests
          6.2(e)         Indebtedness
          6.6            Consents and Approvals
          6.8            Undisclosed Liabilities
          6.9            Litigation
          6.10           Compliance with Applicable Law
          6.11           Company Benefit Plans
          6.11(a)        Company Benefit Plan Compliance
          6.11(b)        Company benefit Plan No Acceleration
          6.11(c)        Company Benefit Plan Contribution
          6.11(d)        Company Benefit Plan Liabilities
          6.11(e)        Foreign Benefit Plan
          6.12(a)(i)     Environmental Compliance
          6.12(a)(ii)    Environmental Compliance
          6.12(b)        Environmental Claims
          6.15           Absence of Certain Changes
          6.16(c)        Tax Audit
          6.17(a)        Intellectual Property
          6.17(b)        Licenses
          6.17(c)        Royalties
          6.17(e)        Intellectual Property Proceedings
          6.18(a)        Personnel Policies
          6.18(b)        WARN Act
          6.20(a)        Real Property
          6.21(a)        Material Contracts
          6.23(a)        Product Liability
          6.23(c)        Recalls
          6.26           Insurance
          6.27           Personal Property

                           TABLE OF DEFINED TERMS


                                                          CROSS REFERENCE
                TERM                                      IN AGREEMENT
Acquisition Proposal..................................... Section 8.2
Acquisition Sub.......................................... Preamble
Acquisition Sub Common Stock............................. Section 4.1(b)
Board.................................................... Recitals
Cash Merger Consideration................................ Section 4.8(a)
Cash-Out Options......................................... Section 4.9
Certificates............................................. Section 5.2(b)
Code..................................................... Section 6.11(a)
Common Stock............................................. Recitals
Company.................................................. Preamble
Company Balance Sheet.................................... Section 6.26(a)
Company Benefit Plans.................................... Section 6.11(a)
Company Disclosure Schedule.............................. Article VI
Company Material Adverse Effect.......................... Section 6.1(a)
Company Permits.......................................... Section 6.10
Company SEC Documents.................................... Section 6.4(a)
Company Securities....................................... Section 6.2(a)
Company Stock Plans...................................... Section 4.9
DGCL..................................................... Recitals
Dissenting Shares........................................ Section 5.1(a)
Effective Time........................................... Section 4.2
Employee Stock Purchase Plan............................. Section 4.9
Environmental Claim...................................... Section 6.12(a)
Environmental Laws....................................... Section 6.12(a)
ERISA.................................................... Section 6.11(a)
Exchange Act............................................. Section 2.6(a)
Financial Advisor........................................ Section 1.2(a)
Financial Statements..................................... Section 6.4(a)
Financing Documents...................................... Section 6.29
Foreign Benefit Plan..................................... Section 6.11(e)
GAAP..................................................... Section 6.4(a)
GMSI Operating Corp...................................... Section 8.10
Governmental Entity...................................... Section 6.6
HMO...................................................... Section 6.11(d)
HSR Act.................................................. Section 6.6
Indebtedness............................................. Section 6.2(e)
Independent Directors.................................... Section 2.6(c)
Intellectual Property.................................... Section 6.17(a)
IRS...................................................... Section 6.11(a)
Lien..................................................... Section 6.2(b)
Management Exercised Options............................. Section 4.9(b)
Management Option Shares................................. Section 4.9(b)
Material Contracts....................................... Section 6.21(a)
Merger................................................... Section 4.1(a)
Merger Closing Date...................................... Section 4.2
Merger Consideration..................................... Section 4.8(a)
Minimum Condition........................................ Section 1.1(a)


Offer...................................................  Recitals
Offer Documents.........................................  Section 1.1(c)
Offer to Purchase.......................................  Section 1.1(c)
Option Cancellation Time................................  Section 4.9(b)
Options.................................................  Section 4.9(a)
Paying Agent............................................  Section 5.2(a)
Per Share Amount........................................  Recitals
Person..................................................  Section 8.2
Post-Exercise Outstanding...............................  Section 1.1(d)
Preferred Stock.........................................  Section 6.2(a)
Premium Amount..........................................  Section 8.7(b)
Proxy Statement.........................................  Section 4.10(a)(iii)
Public Rollover Shares..................................  Section 1.1(d)
Purchase Plan Options...................................  Section 4.9
Purchase Price..........................................  Section 2.2
Purchaser...............................................  Preamble
Purchaser Indemnified Parties...........................  Section 8.7
Purchaser Material Adverse Effect.......................  Section 7.1
Purchaser Shares........................................  Section 2.1(a)
Real Property...........................................  Section 6.20(a)
Rights..................................................  Recitals
Rights Agreement........................................  Recitals
Schedule 13E-3..........................................  Section 1.1(c)
Schedule 13E-4..........................................  Section 1.1(c)
Securities Act..........................................  Section 6.4(a)
SEC.....................................................  Section 1.1(b)
Shares..................................................  Recitals
Stockholders' Meeting...................................  Section 4.10(a)(i)
Stock Merger Consideration..............................  Section 4.8(a)
Stock Option List.......................................  Section 4.9
Stock Options...........................................  Section 4.9(a)
Stock Purchase..........................................  Recitals
Stock Purchase Closing..................................  Section 2.3
Stock Purchase Closing Date.............................  Section 2.3
Stock Tender Offer Consideration........................  Section 3.2(b)
Stockholder Agreement...................................  Recitals
Subsidiary..............................................  Section 6.1(a)
Surviving Corporation...................................  Section 4.1(a)
Surviving Corporation Common Stock......................  Section 4.1(b)
Tender Offer Number.....................................  Section 1.1(d)
Termination Fee.........................................  Section 10.3(a)
Transactions............................................  Section 1.1(c)
Transmittal Documents...................................  Section 5.2(b)
WARN Act................................................  Section 6.18(b)
1998 Financial Statements...............................  Section 6.4(b)

                            AMENDED AND RESTATED

                        AGREEMENT AND PLAN OF MERGER



          THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of June 28, 1998, by and among Fremont Acquisition Company III, LLC, a Delaware limited liability company ("Purchaser"), GMS Acquisition Corp., a newly formed
                            ---------
Delaware corporation and a wholly owned subsidiary of Global Motorsport Group, Inc. ("Acquisition Sub"), and Global Motorsport Group, Inc., a Delaware corporation, formerly known as Custom Chrome, Inc. (the "Company").
                                                         -------

          WHEREAS, the parties to this Agreement entered into an agreement and plan of merger dated as of June 28, 1998 and now wish to restate this Agreement in its entirety this 10/th/ day of July 1998 (it being understood that all references to "the date hereof" and phrases of similar import contained herein shall continue to refer to June 28, 1998);

          WHEREAS, the Board of Managers of Purchaser and the Board of Directors of each of Acquisition Sub and the Company has approved, and deems it advisable and in the best interests of its respective members and stockholders, as the case may be, to consummate, the acquisition of the Company by Purchaser upon the terms and subject to the conditions set forth herein; and

          WHEREAS, in furtherance thereof, it is proposed that the Company make a cash tender offer (the "Offer") to acquire up to the number of shares (the
                          -----
"Shares") of common stock, par value $0.001 per share (the "Common Stock"), of
-------                                                     ------------
the Company, including the  associated common stock purchase rights (the

"Rights") issued pursuant to that certain Rights Agreement, dated as of November
 ------
13, 1996 (the "Rights Agreement"), by and between the Company and American Stock
               ----------------
Transfer and Trust Company, as Rights Agent, equal to the Tender Offer Number, for $21.75 per Share, net to the seller in cash (such price, or any such higher price per Share as may be paid in the Offer, being referred to herein as the "Per Share Amount"); and
-----------------

          WHEREAS, as a condition and inducement to Purchaser's entering into this Agreement and incurring the obligations set forth herein, each of Joseph Piazza, Sr., James J. Kelly, Jr., Lionel M. Allan, Joseph F. Keenan, R. Steven Fisk, Joseph P. Piazza, Jr., David Clark, Lee Katsuda, Frances Mora, Dennis Nevarra, Andy Sisk, Nate Stewart and Rick Saunders (collectively, together with such other individuals acceptable to Purchaser who have executed and delivered the Stockholder Agreement (as defined below) to Purchaser prior to July 10, 1998, the "Management Stockholders"), concurrently herewith are entering into a
           -----------------------
Stock-
holder Agreement, dated as of the date hereof, with Purchaser, in the form attached hereto as Exhibit A (the "Stockholder Agreement"), pursuant to
                                        ---------------------
which the Management Stockholders have (or will have) agreed, among other things, not to tender certain of their Shares in the Offer; and

          WHEREAS, the parties hereto intend that the acquisition be treated as a recapitalization for financial accounting purposes; and

          WHEREAS, also in furtherance of such acquisition, each of the Board of Managers of Purchaser and the Board of Directors of each of Acquisition Sub and the Company has approved the Merger (as defined below) following the Offer in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions set forth herein; and
 ----

          WHEREAS, also in furtherance of such acquisition, the Board of Managers of Purchaser and Board of Directors of the Company has approved the purchase by Purchaser and the sale by the Company (the "Stock Purchase") of
                                                        --------------
2,666,667 shares of Common Stock for the Per Share Amount immediately prior to the consummation of the Offer; and

          WHEREAS, the Board of Directors of the Company (the "Board") has, in
                                                               -----
light of and subject to the terms and conditions set forth herein, (i) determined that the consideration to be paid for each Share in the Offer and the Merger (as defined below) is fair to the holders of such Shares and in the best interests of such stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, and (iii) resolved to recommend that the holders of such Shares accept the Offer and approve this Agreement, the Merger and each of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and

          WHEREAS, Purchaser, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and Merger.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Purchaser, Acquisition Sub and the Company hereby agree as follows:


                                  ARTICLE I

                                  THE OFFER

          Section 1.1   The Offer.
                        ---------

          (a) Provided that this Agreement shall not have been terminated in accordance with Section 10.1 and none of the events set forth in Annex A shall have occurred or be existing, the Company shall commence the Offer within two
(2) business days of Purchaser's request, but in no event later than ten (10) business days, from the date hereof. Subject to Article III and the conditions set forth in Annex A, the Company shall accept for payment Shares which have been validly tendered and not withdrawn pursuant to the Offer at the earliest time following expiration of the Offer that all conditions to the Offer shall have been satisfied or waived by the Company. The obligation of the Company to accept for payment, purchase and pay for Shares tendered pursuant to the Offer shall be subject only to Article III and the conditions set forth in Annex A hereto and to the further condition that a number of Shares representing not less than a majority of the Shares then outstanding on a fully diluted basis shall have been validly tendered and not withdrawn prior to the expiration date of the Offer (the "Minimum Condition"). At Purchaser's request, the Company
                   -----------------
shall increase the price per Share payable in the Offer and make such other changes to the Offer as Purchaser may request, provided, however, that the
                                               --------  -------
Company will not be required to make any changes which decrease the price per Share payable in the Offer, which change the form of consideration to be paid in the Offer, or which reduce the maximum number of Shares to be purchased in the Offer, which impose conditions to the Offer in addition to those set forth in
Article III and Annex A hereto or which broadens the scope of such conditions. The Company shall make no other changes to the Offer or waive any conditions to the Offer or take any other action, including, without limitation, notice of acceptance of tendered Shares to the depositary, with respect to the Offer without Purchaser's prior written consent. The Per Share Amount shall be paid net to the seller in cash, less any required withholding of taxes, upon the terms and subject to such condition tions of the Offer. Subject to the terms of the Offer (includ ing, without limitation, the Minimum Condition, Article
III and Annex A), the Company shall pay, as promptly as practicable after expiration of the Offer, for all Shares validly tendered and not withdrawn.
The Company agrees that no Shares held by the Company or any of its Subsidiaries (as hereinafter defined) will be tendered in the Offer.

          (b) Notwithstanding any other provision contained herein, but subject to Section 10.1, the Company shall, at the direction of Purchaser, extend the Offer from time to time.

          (c) As soon as reasonably practicable on the date the Offer is commenced, the Company shall file with the Securities and Exchange Commission (the "SEC") an Issuer Tender Offer Statement on Schedule 13E-4 (together with
      ---
all amendments and supplements thereto, the "Schedule 13E-4") with respect to
                                             --------------
the Offer; and the Company, Purchaser and Acquisition Sub shall file with the SEC a Rule 13E-3 Transaction Statement on Schedule 13E-3 (together with all amendments and supplements thereto, the "Schedule 13E-3") with
                                                  --------------
respect to the Offer, the Stock Purchase, the Merger and the other transactions contemplated by this Agreement (collectively, the "Transactions"). The Schedule 13E-4 and Schedule 13E-3 shall contain or shall
 ------------
incorporate by reference an offer to purchase (the "Offer to Purchase") and
                                                    -----------------
forms of the related letter of transmittal and any other documents related to the Offer (the Schedule 13E-4, together with the Schedule 13E-3, the Offer to Purchase and such other documents, together with any supplements or amendments thereto, are collectively referred to herein as the "Offer Documents"). The
                                                     ---------------
Offer Documents will comply in all material respects with the provisions of applicable state and federal securities laws. The information provided and to be provided by the Company, Purchaser and Acquisition Sub for use in the Offer Documents shall not, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Purchaser, Acquisition Sub and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable state and federal securities laws. In addition, the Company will provide Purchaser and its counsel with any comments or other communications, whether written or oral, that the Company may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments or other communications.

               (d) For purposes of this Agreement, the "Tender Offer Number"
                                                        -------------------
shall be 4,820,000.

          Section 1.2   Company Action.
                        --------------

               (a) The Company hereby approves of and agrees to undertake the Offer and represents and warrants that the Board, at a meeting duly called and held, has, subject to the terms and conditions set forth herein, (i) determined that this Agreement and the Transactions, including the Offer and the Merger, are fair to, and in the best interests of, the stockholders of the Company, (ii) approved this Agreement and the Transactions, including the Offer and the Merger, in all respects and that such approval constitutes approval of the Offer, this Agreement and the Merger for purposes of Sections 203 and 251 of the DGCL and similar provisions of any other similar state statutes that might be deemed applicable to the Transactions, (iii) has taken all action under the Rights Agreement to make the representations and warranties contained in
Section 6.13 true and correct in all respects, and (iv) resolved to recommend that the stockholders of the Company accept the Offer, and approve and adopt this Agreement and the Merger; provided, however, that such recommendation
                               --------  -------
may be withdrawn, modified or amended to the extent that the Board by a majority vote determines in its good faith judgment, based as to legal matters on the advice of legal counsel, that the Board is required to do so in the exercise of its fiduciary duties. The Company shall include a statement of such recommendation and approval in the Offer Documents. The Company further represents that Cleary Gull Reiland & McDevitt, Inc. (the "Financial
                                                           ---------
Advisor") has delivered to the Board its written opinion that the
-------
consideration to be received in the Offer and the Merger by the holders of Shares (other than Purchaser and its affiliates) is fair from a financial point of view to such holders. The Company agrees to, and has been authorized by the Financial Advisor to permit, subject to the prior review and consent by the Financial Advisor (such consent not to be unreasonably withheld), the inclusion of the fairness opinion (or a reference thereto) in the Offer Documents.

                (b) The Company shall take all action as may be necessary to effect the Offer as contemplated by this Agreement, including, without limitation, promptly mailing the Offer Documents to the record holders and beneficial owners of the Shares.

                                 ARTICLE II

                           STOCK PURCHASE AND SALE

          Section 2.1   Purchase and Sale of Shares.
                        ---------------------------

                (a) Upon the terms and subject to the conditions of this Agreement, the Company shall sell to Purchaser and Purchaser shall purchase from the Company, 2,666,667 shares of Common Stock (the "Purchaser Shares").
                                                         ----------------

                (b) The Purchaser Shares will be validly issued, fully paid and nonasessable, and will be issued free of preemptive rights or any Liens (as described in Section 6.2(b)).

          Section 2.2   Purchase Price.  The aggregate purchase price for the
                        --------------
Purchaser Shares shall be the number of Purchaser Shares multiplied by the Per Share Amount (the "Purchase Price").
                   --------------

          Section 2.3   Closing.  Upon the terms and subject to the conditions
                        -------
of this Agreement, the sale and purchase of the Purchaser Shares contemplated by this Agreement shall take place at a closing (the "Stock Purchase Closing") to
                                                   ----------------------
be held at the
offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Embarcadero Center, Suite 3800, San Francisco, California 94111, at 6:00 a.m. San Francisco time, on the day after the Offer is scheduled to expire, or at such other place or at such other time or on such other date as the Company and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Stock Purchase Closing Date").
     ---------------------------

          Section 2.4   Closing Deliveries by the Company. At the Stock Purchase
                        ---------------------------------
Closing, the Company shall deliver or cause to be delivered to Purchaser:

               (a) stock certificates evidencing the Purchaser Shares;

               (b) a receipt for the Purchase Price; and

               (c) the certificates and other documents required to be delivered pursuant to Section 9.1(c)(iii).

          Section 2.5   Closing Deliveries by Purchaser. At the Closing,
                        -------------------------------
Purchaser shall deliver to the Company:

               (a) the Purchase Price by wire transfer of immediately available funds to an account at a United States bank designated in writing by the Company, which designation shall be received by Purchaser at least three
(3) business days prior to the Closing; and

               (b) the certificates and other documents required to be delivered pursuant to Section 9.1(b)(iii).

          Section 2.6   Appointment of Directors.
                        ------------------------

               (a) Promptly upon consummation of the Stock Purchase and the purchase of and payment for no more than that number of Shares equal to the Tender Offer Number by the Company pursuant to the Offer, the Minimum Condition having been satisfied, and from time to time thereafter as Shares are acquired by the Company, Purchaser shall be entitled to designate such number of directors, subject to compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), rounded up to the next whole number, on the Board as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Purchaser pursuant to this sentence) multiplied by the percentage that the number of Shares which Purchaser or any affiliate of Purchaser owns benefi-cially bears to the total number of Shares then outstanding. In furtherance thereof, the Company shall, upon the request of Purchaser, promptly either increase the size of its Board of Directors or use its best efforts to secure the resignations of such directors as requested by Purchaser in writing, or both as is necessary to enable Purchaser's designees to be elected to the Board in accordance with this Section 2.6 and shall cause Purchaser's designees to be so elected. At such time, the Company shall, if requested by Purchaser, also cause persons designated by Purchaser to constitute at least the same percentage (rounded up to the next whole number) as is on the Board of (i) each committee of the Board, (ii) each board of directors (or similar body) of each Subsidiary (as hereinafter defined) of the Company and (iii) each committee (or similar body) of each such board.

          (b) Subject to applicable law, the Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder in order to fulfill its obligations under Section 2.6(a) hereof, and shall include in the Schedule 13E-4 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if Purchaser has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under Section 2.6(a). Purchaser shall supply the Company information with respect to it and its nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 2.6(b) are in addition to and shall not limit any rights which Purchaser or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

          (c) In the event that the Merger contemplated by Article IV is effected and Purchaser's designees are elected to the Board subject to the other terms of this Agreement and until the Effective Time, the Board shall have at least one director who is a director on the date hereof and who may be Joseph Keenan, or otherwise is neither an officer of the Company nor a designee, stockholder, affiliate or associate (within the meaning of the Federal securities laws) of Purchaser (one or more of such directors, the "Independent
                                                                   -----------
Directors"), provided that, in such event, if the number of Independent
---------    -------- ----
Directors shall be reduced below two for any reason whatsoever, any remaining Independent Director shall be entitled to, or, if no Independent Director then remains, the other directors shall designate one person to fill one of the vacancies who shall not be a stockholder, affiliate or associate of Purchaser and such person shall be deemed to be an Independent Director for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that Purchaser's designees are elected to the Board, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time (as hereinafter defined), the affirmative vote of a majority of the Independent Directors shall be required to (a) amend or terminate this Agreement on behalf of the Company, (b) exercise or waive any of the Company's rights, benefits or remedies hereunder, (c) extend the time for performance of Purchaser's obligations hereunder or (d) take any other action by the Board under or in connection with this Agreement; provided, however, that if there
                                            --------  -------
shall be no such directors, such actions may be effected by unanimous vote of the entire Company Board of Directors.

                                 ARTICLE III

                    EFFECTS OF TENDER OFFER ON THE MERGER

          Section 3.1   Tender of Shares Equal to Tender Offer Number.  Subject
                        ---------------------------------------------
to Annex A and Article III, in the event that the number of Shares representing not less nor more than the number of Shares equal to the Tender Offer Number have been validly tendered and not withdrawn prior to the expiration of the Offer, then the Company shall accept for payment, purchase and pay for all such Shares as provided in the Offer Documents. All such Shares so accepted for payment, purchased and paid for shall then be canceled, retired and cease to exist. Shares held by Purchaser or any of its affiliates, Management Stockholders and any stockholders of the Company who did not tender their Shares pursuant to the Offer shall remain outstanding, and the Merger contemplated by
Article IV shall not be effected.

          Section 3.2   Tender of Shares in Excess of Tender Offer Number.
                        -------------------------------------------------
Subject to Annex A and Article III and notwithstanding anything in this Agreement to the contrary, the number of Shares that the Company shall accept for payment, purchase and pay for shall be equal to not more than the number of Shares equal to the Tender Offer Number. In the event that the number of Shares representing more than the number of Shares equal to the Tender Offer Number shall have been validly tendered and not withdrawn prior to the expiration of the Offer, then each Share so tendered shall receive the following consideration in accordance with the terms of this Section 3.2 in the following manner, and the Merger contemplated by Article IV shall not be effected.

          (a) (i) A cash proration factor (the "Cash Proration Factor") shall be
                                                ---------------------
a fraction whose numerator is the Tender Offer Number and whose denominator is the total number of Shares tendered pursuant to the Offer, and (ii) a stock proration factor (the "Stock Proration Factor") shall be a fraction whose
                       ----------------------
numerator is the amount equal to the difference between the number of Shares tendered pursuant to the Offer and the Tender Offer Number, and whose denominator is the number of Shares tendered pursuant to the Offer. All fractions shall be carried out to four decimal places.

          (b) Each tendering stockholder shall be entitled to (A) receive an amount in cash equal to the product obtained by multiplying (i) the number of Shares tendered by such stock-
holder, (ii) the Per Share Amount and (iii) the Cash Proration Factor, and (B) retain that number of shares of Common Stock of the Company (the "Stock Tender
                                                                  ------------
Offer Consideration") rounded down to the nearest whole share equal to the
-------------------
product obtained by multiplying (i) the number of Shares tendered by such stockholder, and (ii) the Stock Proration Factor. No fraction of a share of Stock Tender Offer Consideration will be issued in exchange for Shares subject to the Stock Proration Factor, no dividend or distribution of the Company shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a Stockholder of the Company. In lieu of fractional shares of Stock Tender Offer Consideration, each holder who would otherwise be entitled to receive a fraction of a share of Stock Tender Offer Consideration (after aggregating all fractional shares of Stock Tender Offer Consideration to be received by such holder) shall receive from the Company an amount of cash (rounded down to the nearest whole cent) equal to the product of (x) such fraction, multiplied by
(y) the Per Share Amount.

          Section 3.3   Tender of Shares Less Than Tender Offer Number.  In the
                        ----------------------------------------------
event that the number of Shares validly tendered and not withdrawn prior to the expiration of the Offer is equal to the Minimum Condition or greater but less than the number of Shares equal to the Tender Offer Number, then the Company shall accept for payment, purchase and pay for all such Shares as provided in the Offer Documents. All such Shares so accepted for payment, purchased and paid for shall then be canceled, retired and cease to exist. Shares held by Purchaser or any of its affiliates, Management Stockholders and any stockholders of the Company who did not tender their Shares pursuant to the Offer shall remain outstanding. Subject to the terms and conditions of this Agreement, following the consummation of the Offer, Acquisition Sub and the Company shall effect the Merger as set forth in Article IV hereof.

                                 ARTICLE IV

                                 THE MERGER

          Section 4.1   The Merger.
                        ----------

          (a) In the event that the number of Shares validly tendered and not withdrawn prior to the expiration of the Offer is equal to the Minimum Condition or greater but less than the number of Shares equal to the Tender Offer Number, then at the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, the Company and Acquisition Sub shall consummate a merger (the "Merger") pursuant to
                                                            ------
which (a) Acquisition Sub shall merge with and into the Company and the separate corporate existence of Acquisition Sub shall thereupon cease, (b) the

Company shall be the successor or the surviving corporation in the Merger(sometimes hereinafter referred to as the "Surviving Corporation") and
                                                 ---------------------
shall continue to be governed by the laws of the State of Delaware, and (c) the corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. Purchaser may, upon notice to the Company, modify the structure of the Merger if Purchaser determines it advisable to do so because of tax or other considerations, and the Company shall promptly enter into any amendment to this Agreement necessary or desirable to accomplish such structure modification, provided that no such amendment shall reduce the Merger Consideration.

          (b) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or holders of common stock, par value $0.01 per share, of Acquisition Sub ("Acquisition Sub Common Stock"), each
                                            ----------------------------
issued and outstanding share of Acquisition Sub Common Stock shall be canceled, retired and shall cease to exist.

          Section 4.2   Effective Time.  As soon as practicable after the
                        --------------
satisfaction or waiver of the conditions set forth in Article IX, the parties hereto shall cause (i) a Certificate of Merger to be executed and filed on the Merger Closing Date (as hereinafter defined) (or on such other date as Purchaser and the Company may agree) with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of the DGCL, and (ii) all other filings or recordings required by the DGCL in connection with the Merger. Prior to the filing referred to in this
Section 4.2, a closing (the "Merger Closing Date") will be held at the offices
                             -------------------
of Skadden, Arps, Slate, Meagher & Flom LLP, Four Embarcadero Center, Suite 3800, San Francisco, California 94111, at 10:00 a.m. San Francisco time (or such other place as the parties may agree). The Merger shall become effective at such time as such Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time specified in such Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").
               --------------

          Section 4.3   Effects of the Merger.  At the Effective Time, the
                        ---------------------
Merger shall have the effects as set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          Section 4.4   Certificate of Incorporation and By-Laws.
                        ----------------------------------------

          (a) The Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

          (b) The By-laws of the Company in effect at the Effective Time shall be the By-laws of the Surviving Corporation until amended in accordance with applicable law.

          Section 4.5   Directors.  The directors of the Company at the
                        ---------
Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

              Section 4.6  Officers.  The officers of the Company at the
              -----------  --------
Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

          Section 4.7   Subsequent Actions.  If at any time after the Effective
                        ------------------
Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Acquisition Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Acquisition Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all rights, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

          Section 4.8   Conversion of Shares.  At the Effective Time, by virtue
                        --------------------
of the Merger and without any action on the part of any of Purchaser, Acquisition Sub or the Company:

          (a) Shares issued and outstanding immediately prior to the Effective Time (other than (i) any Shares to be canceled pursuant to Section 4.8(b), (ii) any Shares to remain outstanding pursuant to Section 4.8(c), and (iii) any Dissenting Shares (as defined in Section 5.1)),together with the Associated

Rights, held by each stockholder of the Company will be converted into the right to receive (i) an amount in cash (the "Cash Merger Consideration" equal to the
                                       -------------------------
product of (A) the number of such Shares owned by such stockholder, (B) the Per Share Amount and (C) a factor equal to one (1) minus the Merger Proration Factor (as defined below) and (ii) a number of shares of common stock of the Company as the Surviving Corporation (the "Stock Merger Consideration" and, together with
                                --------------------------
the Cash Merger Consideration, the "Merger Consideration")equal to the product
                                    --------------------
of (A) the number of such Shares owned by such stockholder and (B) the Merger Proration Factor. The Merger Proration Factor shall be a fraction, the numerator of which is equal to the Public Rollover Shares, and the denominator of which is equal to the number of Shares issued and outstanding as of immediately following the acceptance and payment for all Shares validly tendered pursuant to the Offer less (i) the number of Shares held by Purchaser, (ii) the number of Dissenting Shares (as defined in Section 5.1(a)), if any, as of the Effective Time and (iii) 87,979. For purposes of the foregoing, "Public
                                                                  ------
Rollover Shares" shall mean the difference between the number of Shares issued
---------------
and outstanding as of immediately prior to the consummation of the Offer and Share Purchase less 4,907,979. The Cash Merger Consideration shall be payable
               ----
to the holder of Shares, without interest thereon, upon the surrender of the certificate or certificates formerly representing such Shares in the manner provided in Section 5.2 hereof and less any required withholding of taxes. No fraction of a share of Stock Merger Consideration will be issued in exchange for Shares subject to the Merger Proration Factor, no dividend or distribution of the Surviving Corporation shall relate to such fractional share interests and such frac tional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation. In lieu of fractional shares of Common Stock of the Company, each holder of Shares subject to the Merger Proration Factor, who would otherwise be entitled to a fraction of a share of Common Stock (after aggregating all fractional shares of Surviving Corporation Common Stock to be received by such holder) shall receive from the Surviving Corporation in the Merger an amount of cash (rounded down to the nearest whole cent) equal to the product of (x) such fraction, multiplied by (y) the Per Share Amount. From and after the Effective Time, all such Shares shall no longer be outstanding and shall be deemed to be canceled and retired and shall cease to exist, and each holder of a certificate or certificates representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate or certificates in accordance with Section 5.2 hereof, or the right, if any, to receive payment from the Surviving
Corporation of the "fair value" of such Shares as determined in accordance with
Section 262 of the DGCL.

          (b) Each Share held in the treasury of the

Company and each Share owned by any Subsidiary of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition Sub, the Company or the holder thereof, be canceled, retired and cease to exist and no payment or distribution shall be made with respect thereto. In no event shall Shares purchased or to be purchased by Purchaser be deemed to be Shares held in the treasury of the Company.

          (c) Each Share held by Purchaser or any affiliate thereof, and 87,979 Shares held by the Management Stockholders identified in the Stockholder Agreement, shall not be canceled as provided above but shall remain outstanding.

          Section 4.9   Listing of Stock Options; Cancellation of Stock Options.
                        -------------------------------------------------------

          (a) The Company has heretofore provided Purchaser a true and complete list (the "Stock Option List") of each option to purchase Shares and the
           -----------------
exercise price ("Stock Options") granted under each employee and director stock
                 -------------
option plan or arrangement (the "Company Stock Plans") outstanding as of the
                                 -------------------
date hereof, other than options outstanding under the Company's 1996 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), which are referred to
                          ----------------------------
herein as "Purchase Plan Options." Stock Options and Purchase Plan Options are
           ---------------------
sometimes together referred to herein as "Options."  The Company represents and
                                          -------
warrants that as of the date hereof, other than as previously disclosed in the Stock Option List, no outstanding Stock Options are held by any Management Stockholder.

          (b) The Stockholder Agreement sets forth the net number of Shares to be issued to each Management Stockholder (the "Management Option Shares")
                                               ------------------------
pursuant to exercise, prior to consummation of the Offer, of certain Stock Options held by such Management Stockholder (such Stock Options referred to herein as the "Management Exercised Options"). Pursuant to the Stockholder
               ----------------------------
Agreement and this Section 4.9(b), no later than immediately prior to consummation of the Offer, each Management Exercised Option shall be deemed exercised and surrendered to the Company, and the Company shall take all actions necessary to provide that such Management Exercised Option shall thereupon be canceled. In consideration of such exercise, surrender and cancellation, the Company shall thereupon issue to the holder of such Management Exercised Option the corresponding number of Management Option Shares.

          (c) The term "Option Cancellation Time" shall mean (i) if, by reason
                        ------------------------
of Section 3.1 or 3.2 hereof, the Merger contemplated by Article IV shall not be effected, the time that is immediately prior to the consummation of the Offer, and (ii) if, by reason of Section 3.3 hereof, the Merger contemplated by

Article IV is to be effected, the time that is immediately prior to the Effective Time.

          (d) The Company shall take all actions necessary to provide that, at the Option Cancellation Time, each then outstanding Stock Option shall be canceled. In consideration of such cancellation, except with respect to Management Exercised Options as set forth in Section 4.9(b), the holder shall receive, subject to any applicable withholding tax, an amount in cash equal to the product of (x) the excess, if any, of the Per Share Amount over the per Share exercise price of such Stock Option and (y) the number of Shares subject to such Stock Option.

          (e) The Company shall take all actions necessary to provide that, immediately prior to the Option Cancellation Time, each then outstanding Purchase Plan Option shall be canceled. In consideration of such cancellation and in lieu of the issuance of Certificates, the holder shall receive, subject to any applicable withholding tax, an amount in cash equal to the product of (x) the number of Shares otherwise issuable upon the exercise of such Purchase Plan Option and (y) the Per Share Amount. The Company (i) shall not permit the commencement of any new Offering Period or Purchase Period (each as defined in the Employee Stock Purchase Plan) from and after the date hereof and (ii) shall not permit any holder of a Purchase Plan Option to increase his or her rate of contributions under the Employee Stock Purchase Plan from and after the date hereof.

          (f) The Company shall take all actions necessary to provide that, effective as of the Option Cancellation Time, (i) each of the Company Stock Plans shall be terminated, (ii) the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be deleted, and (iii) except as provided in Section 4.9(b) with respect to the Management Exercised Options, no holder of Options will have any right to receive any shares of capital stock of the Company or, if applicable, the Surviving Corporation, upon exercise of any Option.

          (g) Except with respect to those actions to be taken pursuant to
Section 4.9(b) that are authorized under the Stockholder Agreement, the Company has the power and authority under the terms of each of the applicable Company Stock Plans to accomplish each of the matters set forth in this Section 4.9 without the consent of any Option holder.

          Section 4.1   Stockholders' Meeting.
                        ---------------------

          (a) If required by applicable law in order to consummate the Merger, the Company, acting through the Board, shall, in accordance with applicable law:

               (i) duly call, give notice of, convene and hold an annual or special meeting of its stockholders (the "Stockholders' Meeting"), to be
                                               ---------------------
     held as soon as practicable following the acceptance for payment and purchase of Shares pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

               (ii) include in the Proxy Statement (as hereinafter defined) (i) the recommendation of the Board that stockholders of the Company vote in favor of the approval of the Merger and the approval and adoption of this Agreement and (ii) the written opinion of the Financial Advisor that the consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view;
     and

               (iii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its best efforts (A) to obtain and furnish the information required to be included by it in the Proxy Statement (as hereinafter defined) and, after consultation with Purchaser, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement, and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its
                                           ---------------
     stockholders at the earliest practicable time following the expiration or termination of the Offer provided, however, that no amendment or supplement
                              --------  -------
     to the Proxy Statement will be made by the Company without consultation with Purchaser and its counsel, and (B) subject to its fiduciary duties as unanimously determined in good faith by the Board, based as to legal matters on the written advice of legal counsel, to obtain the necessary approvals by its stockholders of the Merger, this Agreement and the Transactions. At such meeting, Purchaser and its affiliates shall vote, or cause to be voted, all Shares owned by them in favor of approval and adoption of the Merger and this Agreement and the Transactions.

               (iv) Purchaser will provide the Company with the information concerning Purchaser required to be included in the Proxy Statement.

                                  ARTICLE V

                    DISSENTING SHARES; EXCHANGE OF SHARES

          Section 5.1    Dissenting Shares.
                         ---------- ------

          (a) Notwithstanding anything in this Agreement to the contrary, any Shares held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with the DGCL (including but not limited to Section 262 thereof) and as of the Effective Time has neither withdrawn nor lost his right to such appraisal ("Dissenting Shares") shall not be converted into or
                          -----------------
represent a right to receive the Merger Consideration pursuant to Section 4.8, but the holder thereof shall be entitled to only such rights as are granted by the DGCL.

          (b) Notwithstanding the provisions of Section 5.1(a), if any holder of Shares who demands appraisal of his Shares under the DGCL effectively withdraws or loses (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in
Section 5.1(a), without interest thereon, upon surrender of the certificate or certificates representing such Shares pursuant to Section 5.2 hereof.

          (c) The Company shall give Purchaser, (i) prompt notice of any demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Purchaser, settle or offer to settle any such demands.

          Section 5.2    Payment for Shares.
                         ------------------

          (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as paying agent in connection with the Merger (the "Paying Agent") pursuant to a paying agent
                                 ------------
agreement providing for the matters set forth in this Section 5.2 and otherwise reasonably satisfactory to the Company. At the Effective Time, Purchaser shall deposit, or cause to be deposited, in trust with the Paying Agent for the benefit of holders of Shares the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 4.8. Such funds shall be invested as directed by Purchaser or the Surviving Corporation pending payment thereof by the Paying Agent to holders of the Shares. Earnings from such investments shall be the sole and exclusive property of the Purchaser and the Surviving Corporation and no part thereof shall accrue to the benefit of the holders of the Shares.

          (b) As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were
                                          ------------
converted pursuant to Section 4.8 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions not inconsistent with this Agree-ment as Purchaser may specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration (together, the "Transmittal Documents"). Upon surrender of a
                              ---------------------
Certificate or Certificates for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Purchaser, together with such letter of transmittal, duly executed, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor (as promptly as practicable) the Merger Consideration in respect of all Shares formerly represented by such Certificate or Certificates, without any interest thereon with respect to Cash Merger Consideration, and cash in lieu of fractional shares of Common Stock with respect to Stock Merger Consideration, in each case pursuant to Section 4.8. The Certificate(s) so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate or Certificates are registered, it shall be a condition of payment that the Certificate(s) so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer, that the signatures on the Certificate(s) or any related stock power shall be properly guaranteed and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate(s) surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered in accordance with the provisions of and as contemplated by this Section 5.2, any Certificate (other than Certificates representing Shares subject to Sections 4.8(b) and (c) and other than Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 5.2. Upon the surrender of Certificates in accordance with the terms and instructions contained in the Transmittal Documents, Purchaser shall cause the Paying Agent to pay the holder of such certificates in exchange therefor cash in an amount equal to the Merger Consideration (other than Certificates representing Dissenting Shares and

Certificates representing Shares held by Purchaser, Management Stockholders or in the treasury of the Company).

          (c) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of any shares of capital stock thereafter on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article V. No interest shall accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented outstanding Shares.

          (d) From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.

          (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Surviving Corporation shall pay or cause to be paid in exchange for such lost, stolen or destroyed Certificate the relevant portion of the Merger Consideration, in accordance with Section 4.8 for Shares represented thereby. When authorizing such payment of any portion of the Merger Consideration in exchange therefor, the board of directors of the Surviving Corporation may, in its discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed Certificate to give the Surviving Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

          (f) Promptly following the date which is six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any cash (including any interest received with respect thereto), Certificates and other documents in its possession relating to the Transactions, which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar laws) only as general creditors thereof with respect to any portion of the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon.

          (g) Subject to Article III, (i) the Cash Merger Consideration paid in the Merger shall be net to the holder of Shares in cash, subject to reduction only for any applicable Federal withholding taxes or, as set forth in Section 5.2(b) stock transfer taxes payable by such holder, and (ii) fractional shares of Stock Merger Consideration shall be converted into cash as provided in Section 4.8(a).

          (h) Notwithstanding anything to the contrary in this Section 5.2, none of the Paying Agent, Purchaser or the Surviving Corporation shall be liable to any holder of a Certificate formerly representing Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If Certificates are not surrendered prior to two years after the Effective Time, unclaimed funds payable with respect to such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.


                                 ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth in the schedule delivered to Purchaser prior to the execution of this Agreement setting forth specific exceptions to the Company's and its Subsidiaries' representations and warranties set forth herein (the "Company Disclosure Schedule"), the Company hereby represents and warrants
      ---------------------------
to Purchaser as follows:

          Section 6.1    Organization and Qualification; Subsidiaries.
                         --------------------------------------------

          (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate or other power, authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals, would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). The Company has heretofore delivered to Purchaser accurate and complete copies of the Certificate of Incorporation and By-laws, as currently in effect, of the Company and promptly will deliver to Purchaser accurate and complete copies of the certificate or articles of incorporation and by-laws, as currently in effect, of each of its Subsidiaries. As used in this Agreement, the term "Subsidiary" shall mean, with respect to any party, any corporation or other
 ----------
organization, whether incorporated or unincorporated or domestic or foreign to the United States of which (i)
such party or any other Subsidiary of such party is a general partner
(excluding such partnerships where such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. The term "Company Material Adverse Effect" means any event,
                        -------------------------------
change in or effect on the business of the Company or its Subsidiaries, taken as a whole, that is or can reasonably be expected to be materially adverse to
(a) the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities, or prospects of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate any of the Transactions or to perform its obligations under this Agreement. The Company Disclosure Schedule sets forth in Section 6.1(a) a complete list of the Company's Subsidiaries.

          (b) Each of the Company and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in aggregate, have a Company Material Adverse Effect.

          (c) Except as set forth in Section 6.1(c) of the Company Disclosure Schedule, the Company does not own (i) any equity interest in any corporation or other entity, or (ii) marketable securities where the Company's equity interest in any entity exceeds five percent of the outstanding equity of such entity on the date hereof.

          Section 6.2    Capitalization of the Company and its Subsidiaries.
                         --------------------------------------------------

          (a) The authorized capital stock of the Company consists of:
20,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). As of June 25, 1998, 5,173,077
                            ---------------
Shares of Common Stock are issued and outstanding, no shares of the Preferred Stock are outstanding. All of the Shares have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of June 25, 1998, a total of 1,016,129 Shares are reserved for issuance pursuant to outstanding Stock Options under the Company Stock Plans, of which (A) 65,321 Shares are reserved for issuance pursuant to outstanding Stock Options under the Company's 1991 Stock Option Plan, (B) 476,004 Shares are reserved for issuance pursuant to outstanding Stock Options under the

Company's 1995 Stock Option Plan, (C) 469,804 Shares are reserved for issuance pursuant to outstanding Stock Options under the Company's 1997 Stock Option Plan, (D) 5,000 Shares are reserved for issuance pursuant to outstanding Stock Options under the Company's 1997 Director Plan, and (E) assuming that the Option Cancellation Time were to occur on or about June 16, 1998, approximately 6,500 Shares would have been issuable upon the exercise of Purchase Plan Options under the Company's 1996 Employee Stock Purchase Plan at a price of $13.60 per Share. Since June 25, 1998, no shares of the Company's capital stock have been issued other than pursuant to stock options already in existence on such date, and since June 25, 1998, no stock options have been granted. Except as set forth above and except for the Rights to, among other things, purchase Series A Participating Preferred Stock issued pursuant to the Rights Agreement, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options or other rights to acquire from the Company or any of its Subsidiaries, and no obligations of the Company or any of its Subsidiaries to issue, any capital stock, voting securi-ties or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) no equity equivalents, interests in the ownership or earnings of the Company or any of its Subsidiaries or other similar rights (collectively, "Company Securities"). There are no outstanding
                               ------------------
obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

          (b) All of the outstanding capital stock of, or other ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien (as hereinafter defined) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). All such shares have been validly issued, fully paid and nonasessable, and have been issued free of preemptive rights. There are no securities of the Company or any of its Subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or any of its Subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any Subsidiary of the Company. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any Subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any
                                           ----
asset (includ-
ing, without limitation, any security) any option, claim, mortgage, lien, pledge, charge, security interest or encumbrance or restrictions of any kind in respect of such asset.

          (c) The Shares and the Rights constitute the only class of equity securities of the Company or any of its Subsidiaries registered or required to be registered under the Exchange Act.

          (d) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

          (e) Other than as set forth on Section 6.2(e) of the Company Disclosure Schedule, there is no outstanding material Indebtedness (as hereinafter defined) of the Company or any of its Subsidiaries. Except as identified in Section 6.2(e) of the Company Disclosure Schedule, no such Indebtedness of the Company or its Subsidiaries contains any restriction upon
(i) the prepayment of such Indebtedness, (ii) the incurrence of Indebtedness by the Company or its Subsidiaries, respectively, or (iii) the ability of the Company or its Subsidiaries to grant any liens on its properties or assets. For purposes of this Agreement, "Indebtedness" shall include (i) all indebtedness
                             ------------
for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, but excluding operating leases), (ii) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under financing leases, (iv) all obligations in respect of acceptances issued or created, (v) all liabilities secured by any lien on any property, and (vi) all guarantee obligations.

          (f) Except for obligations incurred in connection with its incorporation or organization, or the negotiation and consummation of this Agreement and the Transactions, Acquisition Sub has not incurred any obligation or liability or engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person or entity.

          Section 6.3    Authority Relative to this Agreement; Consents and
                         --------------------------------------------------
Approvals.
---------

          (a) Each of the Company and Acquisition Sub has all the necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions in accordance with the terms hereof (subject to obtaining the necessary approval and adoption of this Agreement and the Merger by the stockholders of the Company. The execution, delivery and performance of this Agreement by each of the Company and Acquisition Sub and the consummation by them of the Transactions have been duly and validly authorized by their respective Boards and, except for obtaining the approval of the Company's stockholders as contemplated by Section 4.10 hereof, no other corporate action or corporate proceedings on the part of the Company or Acquisition Sub are necessary to authorize the execution and delivery by the Company or Acquisition Sub of this Agreement and the consummation by them of the Transactions. This Agreement has been duly and validly executed and delivered by each of the Company and Acquisition Sub and, assuming due and valid authorization, execution and delivery by Purchaser, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company and Acquisition Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b) The Board of Directors of each of the Company and Acquisition Sub has duly and validly approved, and taken all corporate actions required to be taken by each Board for the consummation of, the Transactions, including but not limited to all actions required to satisfy the provisions of Section 203(a)(1) of the DGCL regarding business combinations with "interested stockholders."

          Section 6.4    SEC Reports; Financial Statements.
                         ---------------------------------

          (a) Since January 1, 1995 the Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the SEC's rules and regulations promulgated thereunder and
---------------
the Exchange Act and the SEC's rules and regulations promulgated thereunder (any such documents filed prior to the date hereof being collectively, the "Company
                                                                       -------
SEC Documents").  The Company SEC Documents, including, without limitation, any
-------------
financial statements or schedules included therein, at the time filed, or in the case of registration statements on their respective effective dates, (i) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations promulgated thereunder and (ii) did not at the time filed (or, in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No

Subsidiary of the Company is required to file any form, report or other document with the SEC. The financial statements included in the Company SEC Documents (the "Financial Statements") (i) have been prepared from, and are in accordance
      --------------------
with, the books and records of the Company and its Subsidiaries, (ii) complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved
             ----
(except as may be indicated in the notes thereto) and (iv) fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its Subsidiaries as of the times and for the periods referred to therein, except that any such Financial Statements that are unaudited, interim financial statements were or are subject to normal and recurring year end adjustments.

          (b) The Company has heretofore delivered to Purchaser, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the three fiscal years ended January 31, 1996, 1997 and 1998, (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1995 and (iii) all other reports (other than Quarterly Reports on Form 10-Q) or registration statements filed by the Company with the SEC since January 1, 1995.

          (c) The Company has heretofore furnished Purchaser a complete and correct copy of any amendments or modifications, which have not yet been filed by the Company with the SEC, to all agreements, documents or other instruments which previously had been filed by the Company and are currently in effect.

          Section 6.5    Proxy Statement; Schedule 13E-3; Schedule 13E-4.  The
                         ------------------------------------------------
Proxy Statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting, as of the date first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, the Schedule 13E-3 and the Schedule 13E-4 at the time filed with the SEC will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement, the Schedule 13E-3 and the Schedule 13E-4 will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the SEC rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the statements made in any of the foregoing documents based on written information supplied by or on behalf of Purchaser or any of its affiliates specifically for inclusion therein.

          Section 6.6    Consents and Approvals; No Violations. No filing with
                         -------------------------------------
or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is required on the part of the Company or any of its
    -------------------
Subsidiaries for the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the Transactions, except (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) pursuant to the
                                           -------
applicable requirements of the Exchange Act and the SEC's rules and regulations promulgated thereunder (iii) the filing and if applicable, recordation of the Certificate of Merger pursuant to the DGCL, or (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Company Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the Transactions will (A) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or By-laws (or similar governing documents) of the Company or of any its Subsidiaries, (B) except as set forth in Section 6.6 of the Company Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, other than breaches or defaults under loan agreements resulting from the existence of Indebtedness on the part of the Purchaser, or (C) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except in the case of (B) or
(C) for violations, breaches or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect.

          Section 6.7    No Default.  None of the Company or any of its
                         ----------
Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or By-laws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect.

          Section 6.8    No Undisclosed Liabilities; Absence of Changes.  Except
                         ----------------------------------------------
(i) for liabilities incurred pursuant to the terms of the Agreement, or (ii) as set forth in the Company SEC Documents, since January 31, 1998, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would reasonably be expected to have, a Company Material Adverse Effect or that would be required by GAAP to be reflected or reserved against on a consolidated balance sheet, or in the notes thereto, of the Company and its Subsidiaries prepared in accordance with GAAP consistent with past practices, other than in the ordinary course of business and consistent with past practices. Section 6.8 of the Company Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing indebtedness of the Company and its Subsidiaries which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement, the Merger or the other transactions contemplated hereby or thereby.

          Section 6.9    Litigation.  Except as disclosed in the Company SEC
                         ----------
Documents or in Section 6.9 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against, affecting or involving the Company or any of its Subsidiaries or any of their respective properties or assets before any Governmental Entity. Except as disclosed in the Company SEC Documents or in
Section 6.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree. Reserves reflected on the Financial Statements are adequate for all litigation disclosed in the Company SEC Documents or in Section 6.9 of the Company Disclosure Schedule.

          Section 6.10   Compliance with Applicable Law.  Except as set forth in
                         ------------------------------
Section 6.10 of the Company Disclosure Schedule, the Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such
                            ---------------
permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 6.10 of the Company Disclosure Schedule, the Company and its Subsidiaries are in compliance with the terms of the Company

Permits, except where the failure so to comply would not have a Company Material Adverse Effect. Except as set forth in Section 6.10 of the Company Disclosure Schedule, the businesses of the Company and its Subsidiaries are not being, and have not been, conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this
Section 6.10 with respect to Environmental Laws (as defined in Section 6.12, below) and except for violations or possible violations which individually or in the aggregate will not have a Company Material Adverse Effect. Except as set forth in Section 6.10 of the Company Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the best knowledge of the Company, threatened nor, to the best knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

          Section 6.1    Employee Benefit Matters.
                         ------------------------

          (a) All employee benefit plans and other incentive, compensation or benefit arrangements covering any current or former employee or director of the Company or any Subsidiary are listed in Section 6.11 of the Company Disclosure Schedule (the "Company Benefit Plans"). True and complete copies of the Company
               ---------------------
Benefit Plans have been provided to the Purchaser. Except as set forth in
Section 6.11(a) of the Company Disclosure Schedule, each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with all applicable laws including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the
                                                              -----
Internal Revenue Code of 1986, as amended (the "Code"), to the extent applicable
                                                ----
thereto. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service (the

"IRS") to be so qualified, and to the knowledge of the Company no event has
 ---
occurred that could reasonably be expected to adversely affect the qualified status of such Company Benefit Plan. Except as set forth in Section 6.11(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Except as set forth in Section 6.11(a) of the Company Disclosure Schedule, to the knowledge of the Company, there are no pending, nor has the Company or any of its Subsidiaries received notice of any threatened, claims against or otherwise involving any of the Company Benefit Plans. No Company Benefit Plan is under audit or investigation by the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation, and to the knowledge of the Company, no such audit or investigation is pending or threatened. All material contributions or other payments required to be made as of the date of this Agreement to or pursuant to the Company Benefit Plans have been made or accrued for in the Company's Financial Statements. Neither the Company nor any entity under "common control" with the Company within the meaning of Section 4001 of ERISA has at any time contributed to, or been required to contribute to, any "pension plan" (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or Section 412 of the Code, including without limitation, any "multi-employer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

          (b) Except as set forth in Section 6.11(b) of the Company Disclosure Schedule, the consummation of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan, trust, or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, officer or director of the Company or any Subsidiary, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or the Purchaser to amend or terminate any Company Benefit Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will or may be made by the Company, any of its Subsidiaries, the Purchaser or any of their respective affiliates with respect to any employee, officer or director of the Company or its Subsidiaries will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code, and no amount of any such payment or benefit will fail to be deductible by the Company by reason of Section 162(m) of the Code.

          (c) Except as set forth in Section 6.11(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) maintains or contributes to any Company Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code; or (ii) has ever represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code. All amounts of deferred compensation benefits under any Company Benefit Plan have been properly accrued on the financial statements of the Company and its Subsidiaries.

          (d) With respect to each Company Benefit Plan which is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, all material claims incurred (including claims incurred but not reported) by employees thereunder for which the Company is, or will become, liable are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; (ii) covered under a contract with a health maintenance organization (an "HMO") pursuant to which the HMO bears the
                              ---
liability for such claims, or (iii) reflected as a liability or accrued for in
Section 6.11(d) of the Company Disclosure Schedule.

          (e) Except as set forth in Section 6.11(e) of the Company Disclosure Schedule or except as would not have a Company Material Adverse Effect, with respect to each Company Benefit Plan that is not subject to United States Law ("Foreign Benefit Plan"): (i) all employer and employee contributions to each
----------------------
Foreign Benefit Plan required by law or by the terms of such Foreign Benefit Plan have been made or, if applicable, accrued in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan, funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan and no transaction contem-plated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the appropriate regulatory authorities.

          Section 6.1    Environmental Laws and Regulations.
                         ----------------------------------

          (a) Except as set forth in the Company SEC Documents or Section 6.12(a)(i) of the Company Disclosure Schedule, (i) the Company and each of its Subsidiaries is in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or emissions, discharges, releases, disposal, or handling of any pollutants or toxic or hazardous substances, wastes or materials (including, without limitation, petroleum, and petroleum products, asbestos or asbestos containing materials, polychlorinated biphenyls, radon or lead or lead-based paints or materials (collectively, "Environmental Laws"), except for non-compliance that individually or in the
-------------------
aggregate would not have a Material Adverse Effect on the Company, which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the

Company nor any of its Subsidiaries has received notice of, or, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") including, without limitation,
                       -------------------
relating to any subcontractor of the Company or for the business, or relating in any way to any prior facilities, locations, or business of the Company or any of its Subsidiaries; and (iii) to the best knowledge of the Company, there are no circumstances that are reasonably likely to result in any liability under any Environmental Law, prevent or interfere with any such compliance thereunder in the future including, without limitation, relating to any subcontractor of the Company or for the business, or relating in any way to any prior facilities, locations, or business of the Company or any of its Subsidiaries. There are no permits or other governmental authorizations held by the Company or required for the Company's business that are required to be transferred or reissued, or that are otherwise prohibited from being transferred or reissued, pursuant to any Environmental Laws as a result of the transactions contemplated by this Agreement. The Company has provided to Purchaser all environmental assessments, reports, data, results of investigations, or compliance or other environmental audits conducted by or for the Company, or otherwise relating to the Company's or any Subsidiary's business or properties (owned, leased or operated). There are no matters identified in any such materials which individually or in the aggregate would have a Company Material Adverse Effect.

          (b) Except as set forth in the Company SEC Documents or Section 6.12(b) of the Company Disclosure Schedule, there are no Environmental Claims which individually or in the aggregate would have a Company Material Adverse Effect that are pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the best knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law including, without limitation, relating to any subcontractor of the Company or for the business, or relating in any way to any prior facilities, locations, or business of the Company or any of its Subsidiaries.

          Section 6.13   Rights Agreement.  The Company has taken all necessary
                         ----------------
action so that none of the execution of this Agreement, the making of the Offer, the acquisition of Shares pursuant to the Offer or the consummation of the Merger will (i) cause the Rights issued pursuant to the Rights Agreement to become exercisable, (ii) cause Purchaser or any of its affiliates to become an Acquiring Person (as such term is defined in the Rights Agreement) or (iii) give rise to a Distribution Date or a Triggering Event (as each such term is defined in the Rights Agreement). The Company has furnished to Purchaser true and complete copies of all amendments to the Rights Agreement that fulfill the requirements of this Section 6.13 and such amendments are in full force and effect.

          Section 6.14   Brokers.  No broker, finder or investment banker
                         -------
(other than the Financial Advisor, a true and correct copy of whose engagement agreement has been provided to Purchaser) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The fees to which the Financial Advisor shall be entitled to in connection with the Transactions shall be $2,230,000, of which $350,000 has already been paid to the Financial Advisor prior to the date hereof.

          Section 6.15   Absence of Certain Changes.  Except as set forth in
                         --------------------------
Section 6.15 of the Company Disclosure Schedule or disclosed in the Company SEC Documents filed prior to the date hereof, since January 31, 1998, the Company and each of its Subsidiaries have conducted its businesses only in the ordinary course of business and consistent with past practice and (a) there has not been any Company Material Adverse Effect and (b) the Company has not taken any of the actions set forth in paragraphs (a) through (m) of Section 8.1.

          Section 6.16   Taxes.
                         -----

          (a) Each of the Company and its Subsidiaries have timely filed (or have had timely filed on their behalf) or will timely file or cause to be timely filed, all Tax Returns required by applicable law to be filed by any of them prior to or as of the Effective Time. All such Tax Returns and amendments thereto are or will be true, complete and correct in all respects. The most recent financial statements contained in the Company SEC documents provide an adequate accrual for the payment of Taxes for the periods covered by such reports.

          (b) Each of the Company and its Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the consummation of the Offer, an adequate accrual on the books and records of the Company and its Subsidiaries for the payment of all Taxes due with respect to any period ending prior to or as of the consummation of the Offer.

          (c) Except as set forth in Section 6.16(c) of the Company Disclosure Schedule, no Audit by a Tax Authority is pending or threatened with respect to any Tax Returns filed by, or Taxes due from, the Company or its Subsidiaries.
No issue has been raised by a Tax Authority in any Audit of the Company or any of its Subsidiaries that if raised with respect to any other period not so audited could be expected to result in a proposed deficiency for any period not so audited. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the Company or its Subsidiaries. There are no liens for Taxes upon the assets of the Company or its Subsidiaries, except liens for current Taxes not yet due for which adequate reserves have been established in accordance with GAAP.

          (d) Neither the Company nor any of its Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of any Taxes or have executed powers of attorney with respect to any Tax matters, which will be outstanding as of the Effective Time.

          (e) Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any Tax sharing, Tax indemnity, cost sharing, or similar agreement or policy relating to Taxes.

          Section 6.17   Intellectual Property.
                         ---------------------

          (a) The Company owns or has the right to use all intellectual property rights used in the conduct of its business, including without limitation all patents and patent applications, trademarks, trademark registrations and applications, copyrights and copyright registrations and applications, computer programs, technology, know-how, trade secrets, proprietary processes and formulae (collectively, the "Intellectual Property"), free and clear of all
                             ---------------------
liens or encumbrances. The Company or one of its Subsidiaries is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for all applications, registrations or patents included in the Intellectual Property, and all of the foregoing are listed on Section 6.17(a) of the Disclosure Schedule and are validly subsisting.

          (b) Section 6.17(b) of the Disclosure Schedule sets forth a list of all license agreements under which the Company or any of its Subsidiaries has granted or received the right to use any Intellectual Property, and the Company is not in default under any such license.

          (c) Except as set forth in Section 6.17(c) of the Disclosure Schedule, no person has a right to receive a royalty or similar payment in respect of any item of Intellectual Property pursuant to any contractual arrangements entered into by the Company or otherwise. No former or present employees, officers or directors of the Company hold any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property.

          (d) No trade secret, know-how or any other confi-dential information relating to the Company has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that fully protects the Company's proprietary interest in and to such confidential information.

          (e) The Company has taken or caused to be taken all reasonable steps to obtain and retain valid and enforceable rights in all Intellectual Property owned thereby, including but not limited to the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions. The conduct of the business of the Company does not violate or infringe upon any intellectual property right of any third party, and except as set forth in Section 6.17(e) of the Company Disclosure Schedule, there is no pending or threatened opposition, interference, re-examination, cancellation, claim of invalidity or other legal or governmental proceeding in any jurisdiction involving any of the Intellectual Property. There are no claims or suits pending or, to the best knowledge of the Company, threatened, and the Company has received no notice of any claim or suit (i) alleging that the conduct of the Company's business infringes upon or constitutes the unauthorized use of the proprietary rights of any third party or (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property. To the best knowledge of the Company, no Intellectual Property of the Company is being violated or infringed upon by any third party. Except as set forth in Section 6.17(e) of the Disclosure Schedule, there are no settlements, consents, judgments, orders or other agreements which restrict the Company's rights to use any Intellectual Property.

          Section 6.18   Labor Matters.
                         -------------

          (a) (i) There is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company, threatened against or affecting the Company and during the past five years from the date of this Agreement there has not been any such action, (ii) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company,
(iii) none of the employees of the Company is represented by any labor organization and the Company does not have any knowledge of any union organizing activities among the employees of the Company within the past five years, (iv) there are no written personnel policies, rules or procedures applicable to employees of the Company, other than those set forth on Section 6.18(a) of the Company Disclosure Schedule, true and correct copies of which have heretofore been delivered to Purchaser, (v) the Company is, and has at all times been, in compliance, in all material respects, with all applica-ble laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable laws, except for such non-compliance which has not had and would not reasonably be expected to have a Company Material Adverse Effect, (vi) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency, (vii) there is no material pending grievance arising out of any collective bargaining agreement or other grievance procedure, (viii) to the knowledge of the Company, no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices,
(ix) the Company has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company and no such investigation is in progress, and (x) there are no complaints, lawsuits or other proceedings pending or, to the knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company, any applicant for employment or classes of the foregoing alleging breach by the Company or its Subsidiaries of any express or implied contract or employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, which, if determined adversely to the Company could reasonably be expected to have a Company Material Adverse Effect.

          (b) Except as set forth in Section 6.18(b) of the Company Disclosure Schedule, since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), (i) the Company has not effectuated a
                       --------
"plant closing," (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation, and (iii) none of the Company's employees has suffered an "employment loss" (as defined in the WARN
Act) during the six month period prior to the date of this Agreement.

          Section 6.19   Opinions of Financial Advisors.  Cleary Gull Reiland &
                         ------------------------------
McDevitt, Inc. has delivered its written opinion, dated the date of this Agreement, to the Board to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the holders of Shares (other than Pur-chaser and its affiliates) is fair from a financial point of view to such holders and such opinion has not been withdrawn or modified in any material respect prior to consummation of the Offer, or prior to the Effective Time, a copy of which opinion has been delivered to Purchaser.

          Section 6.20   Real Property and Lease.
                         ------------- --- -----

          (a) Section 6.20(a) of the Company Disclosure Schedule sets forth a complete list of all real property owned by the Company or its Subsidiaries (the "Real Property"). Except as set forth in Section 6.20(a) of the Company
 -------------
Disclosure Schedule, the Company or its Subsidiaries has good and marketable title to the Real Property, free and clear of all Liens. Copies of (i) all deeds, title insurance policies and surveys of the Real Property and (ii) all documents evidencing all material Liens upon the Real Property have been furnished to Purchaser. Except for the matters disclosed in the Company SEC Documents, there are no proceedings, claims, disputes or to the Company's knowledge, conditions affecting any Real Property that might curtail or interfere with the use of such property, nor is an action of eminent domain pending or to the knowledge of the Company threat ened for all or any portion of the Real Property. Except as disclosed in Section 6.20(a) of the Company Disclosure Schedule, the Company is not a party to any lease, assignment or similar arrangement under which the Company is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

          (b) The Company has not during the preceding twelve (12) months received any notice of or other writing referring to any requirements or recommendations by any insurance company that has issued a policy covering any part of the Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Real Property. The plumbing, electrical, heating, air conditioning, ventilating and all other structural or material mechanical systems in the buildings upon the Real Property are in good working order and working condition, so as to be adequate for the operation of the business of the Company as heretofore conducted, and the roof, basement and foundation walls of all buildings on the Real Property are free of leaks and other material defects, except for any matter otherwise covered by this sentence which does not have, individually or in the aggregate, a Company Material Adverse Effect.

          (c) Each of the Company and its Subsidiaries has obtained all appropriate licenses, permits, easements and rights of way, including proofs of dedication, required to use and operate the Real Property in the manner in which the Real Property is currently being used and operated, except for such licenses, permits or rights of way the failure of which to have obtained does not have, individually or in the aggregate, a Company Material Adverse Effect.

          (d) The Company has not received notification that the Company or any of its Subsidiaries is in violation in any material respect of any applicable building, zoning, anti-pollution, health or other law, ordinance or regulation in respect of the Real Property or structures or their operations thereon and to the Company's knowledge, no such violation exists.

          Section 6.21   Material Contracts.
                         ------------------

          (a) Except for contracts filed as exhibits to the Company's Annual Report on Form 10-K for the year ended January 31, 1998, Section 6.21(a) of the Company Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral arrangements to the extent legally binding) of the Company and each of its Subsidiaries (such contracts and agreements, together with all contracts and agreements disclosed in Section 6.17(b) of the Company Disclosure Schedule, being "Material Contracts"):
                                    ------------------

               (i) each contract, agreement and other arrangement for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company and each of its Subsidiaries or otherwise related to the businesses of the Company and each of its Subsidiaries under the terms of which the Company or any of its Subsidiaries: (A) are likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 1997 or (B) are likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract;

               (ii) each contract, agreement and other arrangement for the sale of inventory or other personal property or for the furnishing of services by the Company or any of its Subsidiaries which: (A) is likely to involve consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 1997 or (B) is likely to involve consideration of more than $100,000 in the aggregate over the remaining term of the contract;

               (iii) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company or any of its Subsidiaries is a party;

               (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company or any of its Subsidiaries is a party and which are not cancellable without penalty or further payment in excess of $50,000 and without more than 30 days' notice;

               (v) all contracts and agreements relating to Indebtedness of the Company or any of its Subsidiaries or to any direct or indirect guaranty by the Company or any of its Subsidiaries of Indebtedness of any other Person;

               (vi) all contracts, agreements, commitments, written understandings or other arrangements with any Governmental Entity, to which the Company or any of its Subsidiaries is a party (other than arrangements entered into in the ordinary course of business with hospitals or other medical facilities owned or operated by any such Governmental Entity);

               (vii) all contracts and agreements that limit or purport to limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time; and

               (viii) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company and its Subsidiaries, taken as a whole, or the conduct of the business of the Company and its Subsidiaries, taken as a whole, or the absence of which would, in the aggregate, have a Company Material Adverse Effect.

          (b) Each Material Contract: (i) is legal, valid and binding on the Company or its respective Subsidiary party thereto and, to the knowledge of the Company, the other parties thereto, and is in full force and effect and (ii) upon consummation of the Transactions, except to the extent that any consents set forth in Section 6.6 of the Company Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Neither the Company nor any of its Subsidiaries is in breach of, or default under, any Material Contract.

          (c) No other party to any Material Contract is, to the knowledge of the Company, in material breach thereof or default thereunder.

          (d) There is no contract, agreement or other arrangement granting any Person any preferential right to purchase any of the properties or assets of the Company or any of its Subsidiaries.

          Section 6.22   Certain Business Practices.  Neither the Company nor
                         --------------------------
any of its Subsidiaries nor any of their respective directors, officers, agents, representatives or employees (in their capacity as directors, officers, agents, representatives or employees) has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or party acting on behalf of or under the auspices of a governmental official or Governmental Entity, in the United States or any other country, which is in any manner related to the business or operations of the Company or any of its Subsidiaries, that was illegal under any federal, state or local laws of the United States or any other country having jurisdiction; or
(c) made any payment to any customer or supplier of the Company or any of its Subsidiaries or any officer, director, partner, employee or agent of any such customer or supplier for the unlawful sharing of fees or to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, or engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the business of the Company and its Subsidiaries.

          Section 6.23   Product Liability.
                         -----------------

          (a) There are not presently pending, or to the knowledge of the Company, threatened, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of the Company and its Subsidiaries. Within the last five years, none of the Company or its insurers has made any payment to or settlement with any third party relating, or with respect to, any of the foregoing in excess of $300,000.

          (b) All products are sold or licensed by the Company and its Subsidiaries pursuant to their respective disclaimer of warranties, express or implied of merchantability and fitness for a particular purpose.

          (c) Section 6.23(c) of the Company Disclosure Schedule contains a true and complete list of (i) all products manufactured, marketed or sold by the Company or any of its Subsidiaries that have been recalled or withdrawn (whether voluntarily or otherwise) at any time during the past four years and (ii) all proceedings (whether completed or pending) at any time during the past three years seeking the recall, withdrawal, suspension or seizure of any product sold by the Company or any of its Subsidiaries.

          Section 6.24   Suppliers and Customers.  Since January 1, 1998, no
                         -----------------------
material licensor, vendor, supplier, licensee or customer of the Company or any of its Subsidiaries has canceled or otherwise modified (in a manner materially adverse to the Company) its relationship with the Company or its Subsidiaries and, to the Company's knowledge, (i) no such person has notified the Company of its intention to do so, and (ii) the consummation of the Transactions will not adversely affect any of such relationships.

          Section 6.25   Accounts Receivable; Inventory.
                         ------------------------------

          (a) Subject to any reserves set forth in the consolidated balance sheet of the Company included in the Company's Annual Report on Form 10-K for the year ended January 31, 1998 as filed with the SEC prior to the date of this Agreement (the "Company Balance Sheet"), the accounts receivable shown in the
                ---------------------
Company Balance Sheet arose in the ordinary course of business, were not, as of the date of the Company Balance Sheet, subject to any material discount, contingency, claim of offset or recoupment or counterclaim, and represented, as of the date of the Company Balance Sheet, bona fide claims against debtors for sales, leases, licenses and other charges. All accounts receivable of the Company and its Subsidiaries arising after the date of the Company Balance Sheet through the date of this Agreement arose in the ordinary course of business and, as of the date of this Agreement, are not subject to any material discount, contingency, claim of offset or recoupment or counterclaim, except for normal reserves consistent with past practice. The amount carried for doubtful accounts and allowances disclosed in the Company Balance Sheet is believed by the Company as of the date of this Agreement to be sufficient to provide for any losses which may be sustained or realization of the accounts receivable shown in the Company Balance Sheet.

          (b) As of the date of the Company Balance Sheet, the inventories shown on the Company Balance Sheet consisted in all material respects of items of a quantity and quality usable or saleable in the ordinary course of business. All of such inventories were acquired in the ordinary course of business and, as of the date of this Agreement, have been replenished in all material respects in the ordinary course of business consistent with past practices. All such inventories are valued on the Company Balance Sheet in accordance with GAAP, applied on a basis consistent with the Company's past practices, and provision has been made or reserves have been established on the Company Balance Sheet, in each case in an amount believed by the Company as of the date of this Agreement to be adequate, for all slow-moving, obsolete or unusable inventories.

          Section 6.26   Insurance.  Section 6.26 of the Company Disclosure
                         ---------
Schedule lists the Company's material insurance policies. There is not material claim pending under any of the Company's or any of its Subsidiary's policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policies.

          Section 6.27   Title and Condition of Properties.  The Company and its
                         ---------------------------------
subsidiaries own good and marketable title, free and clear of all Liens, to all of the personal property and assets shown on the Company Balance Sheet or acquired after January 31, 1998, except for (A) assets which have been disposed of to nonaffiliated third parties since January 31, 1998 in the ordinary course of business, (B) Liens reflected in the Company Balance Sheet, (C) Liens or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (D) Liens for current Taxes not yet due and payable. All of the machinery, equipment and other tangible personal property and assets owned or used by the Company or its Subsidiaries are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are usable in the ordinary course of business, except for any matter otherwise covered by this sentence which does not have, individually or in the aggregate, a Company Material Adverse Effect.

          Section 6.28   Information in Financing Documents. None of the
                         ----------------------------------
information supplied or to be supplied by the Company for the purpose of inclusion or incorporation by reference in any syndication and other materials to be delivered to potential financing sources in connection with the Transactions (the "Financing Documents") will, at the date delivered, contain
                   -------------------
any untrue statement of material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading.

          Section 6.29   Section 2115.  The Company is not
                         ------------
subject to the provisions of Section 2115 of the General Corporation Law of the State of California, as amended.

          Section 6.30   Full Disclosure.  No representation or warranty by the
                         ---------------
Company in this Agreement and no statement by the Company in any document referred to herein (including the Schedules and Exhibits hereto), contains as of the date hereof or will contain as of the date given or delivered, any untrue statements of a material fact or omits to state any material fact necessary, in order to make the statement made herein or therein, in light of the circumstances under which they were made, not misleading.

                                 ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to the Company as follows:

          Section 7.1    Organization.  Purchaser is a limited liability company
                         ------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not in the aggregate have a Purchaser Material Adverse Effect (as defined below) on Purchaser. When used in connection with Purchaser, the term "Purchaser Material Adverse Effect" means
                                     ---------------------------------
any change or effect that is materially adverse to the business, results of operations or condition (financial or otherwise) of Purchaser and its Subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in which Purchaser and its Subsidiar ies are engaged.

          Section 7.2    Authority Relative to this Agreement. Purchaser has all
                         ------------------------------------
necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the Board of Managers of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming due and valid authorization, execution and delivery by the Company and Acquisition Sub, constitutes a valid, legal and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 7.3    Consents and Approvals; No Violations. Except for
                         -------------------------------------
filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, and the filing and recordation of a certificate of merger as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Purchaser of this Agreement or the consummation by Purchaser of the Transactions, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a material adverse effect on the ability of Purchaser to consummate the Offer or the Merger. Neither the execution, delivery and performance of this Agreement by Purchaser nor the consummation by Purchaser of the Transactions will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or by-laws (or similar governing documents) of Purchaser or any of Purchaser's Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser or any of Purchaser's Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Purchaser or any of Purchaser's Subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser to consummate the Offer or the Merger.

          Section 7.4    Proxy Statement; Offer Documents.  None of the
                         --------------------------------
information supplied by Purchaser in writing for inclusion in the Proxy Statement, Schedule 13E-3 or Schedule 13E-4 will, at the respective times filed with the SEC and are first published or sent or given to holders of Shares, and in the case of the Proxy Statement, at the time that it or any amendment or supplement thereto is mailed to the Company's stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Section 7.5    Financing.  Purchaser has or will have sufficient funds
                         ---------
available to purchase all of the Purchaser Shares. Purchaser has delivered to the Company true and correct copies of highly confident letters, which letters have not been modified or withdrawn.

          Section 7.6    Brokers.  Other than a fee to be paid to New Canaan
                         -------
investments, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon ar rangements made by and on behalf of Purchaser.

                                ARTICLE VIII

                                  COVENANTS

          Section 8.1    Conduct of Business of the Company. Except (i) as
                         ----------------------------------
expressly contemplated by this Agreement, (ii) as agreed in writing by Purchaser, or (iii) for the consummation of the financing of the Transactions pursuant to and in accordance with the terms of the Financing Documents, during the period from the date hereof to the time persons designated or elected by Purchaser or any of its respective affiliates shall constitute a majority of the Board, the Board will not permit the Company or any of its Subsidiaries to conduct its operations otherwise than in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the time persons designated or elected by Purchaser or any of the respec tive affiliates shall constitute a majority of the Board, the Board will not, without the prior written consent of Purchaser, permit the Company or any of its Subsidiaries to:

           (a) amend or propose to amend its certificate of incorporation or by-laws;

          (b) authorize for issuance, issue, sell, deliver, or agree or commit to issue, sell or deliver, dispose of, encum ber or pledge (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any securities, except as required by agreements with the Company's employees under the benefit plans as in effect as of the date hereof or pursuant to the Rights Agreement, or amend any of the terms of any such securities or agreements outstanding as of the date hereof, except as specifically contemplated by this Agreement;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of its Subsidiaries;

          (d) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business and in amounts not material to the Company and its Subsidiaries taken as a whole; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and in amounts not material to the Company and its Subsidiaries, taken as a whole, and except for obligations of wholly owned Subsidiaries of the Company to the Company or to other wholly owned
Subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries of the Company or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance) or make any change in its existing borrowing or lending arrangements for or on behalf of any such person, whether pursuant to an employee benefit plan or otherwise; (iv) pledge or otherwise encumber shares of capital stock of the Company or any of its Subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

          (e) adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization of the Company or any of its Subsidiaries;

          (f) (i) except as may be required by law or as contemplated by this Agreement, enter into, adopt or pay, agree to pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to, or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance, welfare, insurance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner; or (ii) (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, and as required under existing agreements or in the ordinary course of business consistent with past practice) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock apprecia-tion rights or performance units);

          (g) acquire, sell, transfer, lease, encumber or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its Subsidiaries taken as a whole, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice which would be material to the Company and its Subsidiaries taken as a whole;

          (h) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

          (i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

          (j) (A) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (B) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company and its Subsidiaries taken as a whole;
(C) authorize any new capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000; or (D) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

          (k) make any Tax election (unless required by law) or settle or compromise any income tax liability of the Company or any of its Subsidiaries, except if such action is taken in the ordinary course of business, and, in any event, the Company shall consult with Purchaser before filing or causing to be filed any Tax Return of the Company or before executing or causing to be executed any agreement or waiver extending the period for assessment or collection of any Taxes of the Company;

          (l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consol-idated financial statements (or the notes thereto) of the Company and its Subsidiaries or incurred in the ordinary course of business consistent with past practice;

          (m) permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Purchaser except in the ordinary course of business and consistent with past practice unless the Company shall have obtained a comparable replacement policy;

          (n) settle or compromise any pending or threatened suit, action or claim relating to the Transactions; or

          (o) take, or agree in writing or otherwise to take, any of the actions described in Sections 8.1(a) through 8.1(n) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect as of the date when made or would result in any of the conditions set forth in Annex A not being satisfied.

          Section 8.2    Acquisition Proposals.  Neither the Company nor any of
                         ---------------------
its Subsidiaries shall, directly or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person (as hereinafter defined) relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets of, or any equity interest in, the Company or any of its Subsidiaries or any recapitalization, business combination or similar transaction with the Company or any of its Subsidiaries (any communication with respect to the foregoing being an "Acquisition Proposal") or
                                                      --------------------
participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek any of the foregoing; provided, however, that, at any time
                                           --------  -------
prior to the purchase of Shares by the Company pursuant to the Offer, the Company may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a written Acquisition Proposal which was not solicited or encouraged after the date of this Agreement if the Board by majority vote determines in good faith (i) after consultation with and receipt of advice from its outside legal counsel, that failing to take such action is reasonably determined to constitute a breach of the fiduciary duties of the Board under applicable law, (ii) after consultation with and receipt of written advice from the Financial Advisor or another nationally recognized investment banking firm, that such proposal is more favorable to the Company's stockholders from a financial point of view than the Transactions (including any adjustment to the terms and conditions proposed by Purchaser in response to such Acquisition Proposal), (iii) that sufficient commitments have been obtained with respect to such Acquisition Proposal that the Board reasonably expects a transaction pursuant to such Acquisition Proposal could be consummated and (iv) that such Acquisition Proposal is not subject to any regulatory approvals that could reasonably be expected to prevent consummation. In connection with any party's Acquisition Proposal, the Company will enter into a confidential-
ity agreement with such party, which confidentiality agreement shall have terms and conditions that will be no less favorable to the Company than the terms and provisions contained in that certain Confidentiality Agreement by and between the Company and Purchaser or its affiliate. From and after the execution of this Agreement, the Company shall promptly advise Purchaser of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to an Acquisition Proposal (including the material terms thereof and the identity of the other party or parties involved) and furnish to Purchaser within 48 hours of such receipt an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of any such written proposal. The Company shall promptly provide to Purchaser any material non-public information regarding the Company provided to any other party, which information was not previously provided to Purchaser. In addition, the Company shall promptly advise Purchaser, in writing, if the Board shall make any determination as to any Acquisition Proposal as contemplated by the proviso to the first sentence of this Section 8.2. The Company agrees that it shall keep Purchaser informed, on a current basis, of the status of any Acquisition Proposal. Notwithstanding the foregoing, the Company shall be permitted to take such actions as may be required to comply with Rule 14e-2 of the Exchange Act. "Person" means a natural person, partnership, corporation, limited
      ------
liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

          Section 8.3    Access to Information.
                         ---------------------

          (a) Between the date hereof and the consummation of the Offer and/or Effective Time, as the case may be, the Company will give Purchaser and its authorized representatives and Persons providing or committed to provide Purchaser with financing for the Transactions and their representatives, reasonable access to all employees, plants, offices, warehouses and other facilities and properties and to all books and records of the Company and its Subsidiaries, will permit Purchaser to make such inspections (including any physical inspections or soil or groundwater investigations) as they may reasonably request and will cause the Company's officers and those of its Subsidiaries to furnish Purchaser with such financial and operating data and other information with respect to the business and properties of the Company and any of its Subsidiaries as Purchaser may from time to time reasonably request.

          (b) Purchaser will hold and will cause its consultants and advisors to hold in confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its legal counsel, by other requirements of law, all documents and information concerning the Company and its Subsid-iaries furnished to Purchaser in connection with the Transactions (except to the extent that such information can be shown to have been (i) previously known by Purchaser from sources other than the Company, or its directors, officers, representatives or affiliates, (ii) in the public domain through no fault of Purchaser or (iii) later lawfully acquired by Purchaser on a non-confidential basis from other sources who are not known by Purchaser to be bound by a confidentiality agreement or otherwise prohibited from transmitting the information to Purchaser by a contractual, legal or fiduciary obligation) and will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors and other consultants and advisors (including financing sources) in connection with this Agreement who need to know such information. If the Transactions are not consummated, such confidence shall be maintained and, if requested by or on behalf of the Company, Purchaser will, and will use all reasonable efforts to cause their auditors, attorneys, financial advisors and other consultants, agents and representatives to, return to the Company or destroy all copies of written information furnished by the Company to Purchaser or its agents, representatives or advisors. It is understood that Purchaser shall be deemed to have satisfied their obligation to hold such information confidential if they exercise the same care as they take to preserve confidentiality for their own similar information.

          (c) Prior to the consummation of the Offer, the Company and its accountants, counsel, agents and other representatives shall cooperate with Purchaser by providing information about the Company which is necessary for Purchaser and its accountants, agents, counsel and other representatives to prepare the Financing Documents and such other documents and other reasonable requests with respect to such documents. Notwithstanding anything in this Agreement to the contrary, Purchaser may disclose, or cause its representatives to disclose, and at the request of Purchaser, the Company shall disclose information concerning the Company and its Subsidiaries, and their respective businesses, assets and properties, and the Transactions in the Financing Documents and to prospective financing sources in connection with the Transactions.

          Section 8.4    Additional Agreements; Reasonable Efforts.
                         -----------------------------------------

          (a) Prior to the consummation of the last to occur of any of the Transactions, upon the terms and subject to the conditions of this Agreement, Purchaser and the Company, agree to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective the Transactions as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, (ii) the preparation of any Financing Documents requested by Purchaser and (iii) the satisfaction of the other parties' conditions to the consummation of the Offer, the Stock Purchase Closing or the Merger Closing. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to the consummation of the Offer, the Stock Purchase Closing or the Merger Closing.

          (b) Prior to the consummation of the Offer, the Stock Purchase Closing, or the Merger Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Entity - regarding any of the Transactions. If any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the Transactions, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent that transfers of Company Permits are required as a result of execution of this Agreement or consummation of the Transactions, the Company shall use its best efforts to effect such transfers.

          (c) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require Purchaser to (i) enter into any agreement with any Governmental Entity or to consent to any order, decree or judgment requiring Purchaser to hold separate or divest, or to restrict the dominion or control of Purchaser or any of its affiliates over, any of the assets, properties of businesses of Purchaser, its affiliates or the Company, in each case as in existence on the date hereof, or (ii) defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of the Transactions.

          (d) The Company agrees to use its reasonable best efforts to assist Purchaser in connection with structuring or obtaining any financing in connection with consummation of the Transactions, and Purchaser shall use its reasonable best efforts to obtain such financing.

          Section 8.5    Consents.  Purchaser and the Company each will use all
                         --------
reasonable efforts to obtain consents of all third parties and governmental authorities necessary, proper or advisable for the consummation of the Transactions.

          Section 8.6    Public Announcements.  Purchaser and the Company, as
                         --------------------
the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the Transactions, including, without limitation, the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq Stock Market, as determined by Purchaser or the Company, as the case may be.

          Section 8.7    Indemnification.
                         ---------------

          (a) Purchaser agrees that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of the Company and its Subsidiaries as provided in their respective charters or by-laws or otherwise in effect as of the date hereof with respect to matters occurring prior to the consummation of the last to occur of any of the Transactions shall survive such consummation and shall continue in full force and effect. To the maximum extent permitted by the DGCL, such indemnification shall be mandatory rather than permissive and the Company or the Surviving Corporation, as the case may be, shall advance expenses in connection with such indemnification.

          (b) Purchaser shall cause the Company or the Surviving Corporation, as the case may be, to maintain in effect for not less than six (6) years from the consummation of the last to occur of any of the Transactions, the policies of the directors' and officers' liability and fiduciary insurance most recently maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the beneficiaries thereof so long as such substitution does not result in gaps or lapses in coverage) with respect to matters occurring prior to the consummation of the last to occur of any of the Transactions to the extent available, provided that in no event shall the Company or the Surviving Corporation, as the case may be, be required to expend more than an amount per year equal to 150% of the current annual premiums paid by the Company (the "Premium Amount") to maintain or procure insurance
                          --------------
coverage pursuant hereto and further provided that if the Surviving Corporation is unable to obtain the insurance called for by this Section 8.7(b), the Surviving Corporation will obtain as much comparable insurance as is available for the Premium Amount per year.

          (c) The Company agrees to indemnify and hold harmless Purchaser and its affiliates (as that term is defined in the Securities Act), successors, assigns, and the agents (including, without limitation, financing sources and their affiliates) and employees of any of them (collectively, the "Purchaser
                                                                   ---------
Indemnified Parties"), from and against any and all costs, expenses, losses,
-------------------
damages and liabilities (including, without limitation, reasonably attorneys' fees and expenses) suffered by any of the Purchaser Indemnified Parties (other than with respect to (i) a claim arising directly from the gross negligence or willful misconduct of a Purchaser Indemnified Party or (ii) a claim of breach by Purchaser of this Agreement or any confidentiality with the Company to which Purchaser is a party) to the extent resulting from, arising out of, or incurred with respect to, any litigation, legal action, arbitration proceeding, material demand, material claim or investigation against any of the Purchaser Indemnified Parties in connection with Purchaser's proposal to acquire shares of Common Stock of the Company as set forth in this Agreement, or in connection with any Acquisition Proposal relating to Purchaser or any circumstances related thereto.

          Section 8.8    Recapitalization.  The Company shall cooperate with any
                         ----------------
reasonable requests of Purchaser or the SEC related to the reporting of the Transactions as a recapitaliza tion for financial reporting purposes including, without limitation, to assist Purchaser and its affiliates with any presenta-tion to the SEC with regard to such reporting and to include appropriate disclosure with regard to such reporting in all filings with the SEC and mailing to the stockholders of the Company made in connection with the Offer or the Merger. In furtherance of the foregoing, the Company shall provide to Purchaser for the prior review of Purchaser's advisors any description of Transactions which is meant to be disseminated.

          Section 8.9    Financial Statements.  The Company shall promptly
                         --------------------
prepare at the end of each month and promptly deliver to Purchaser upon completion the balance sheet, income statement and statement of cash flows prepared in accordance with GAAP of the Company for each month ended between the date of this Agreement and the consummation of the Offer or the Merger Closing Date, as the case may be. The Company shall promptly prepare all reasonably requested financial statements required to be included in the Financing Documents.

          Section 8.10   Asset Transfer.  At the request of Purchaser,
                         --------------
immediately prior to the Stock Purchase Closing, the Company shall transfer any and all of its assets to a newly formed, wholly owned subsidiary ("GMSI
                                                                   ----
Operating Corp.).
--------------

                                 ARTICLE IX

                      CONDITIONS TO CONSUMMATION OF THE

                        STOCK PURCHASE AND THE MERGER

          Section 9.1    Conditions to the Stock Purchase.
                         --------------------------------

          (a) The respective obligations of each party to effect the Stock Purchase shall be subject to the satisfaction (or waiver) at or prior to the Stock Purchase Closing Date of the following condition:

               (i)  No Order.  No United States or state governmental authority
                    --------
     or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by the Purchaser or any of its affiliates illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions.

          (b) The obligation of the Company to effect the Stock Purchase is also subject to the satisfaction (or waiver) at or prior to the Stock Purchase Closing Date of each of the following additional conditions:

               (i)  Accuracy of Representations and Warranties.  All
                    ------------------------------------------
     representations and warranties made by Purchaser herein shall be true and correct in all material respects (except for representations qualified by materiality or Purchaser Material Adverse Effect which shall be correct in all respects) on the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that are made as of a specified date or time, which shall be true and correct in all material respects (except for representations qualified by materiality or Purchaser Material Adverse Effect which shall be correct in all respects) only as of such specific date or time.

               (ii) Compliance with Covenants. Purchaser shall have performed in
                    -------------------------
     all material respect all obligations and agreements, and complied in all material respects with covenants, contained in this Agreement to be performed or complied with by it prior to or on the Stock Purchase Closing Date.

               (iii)  Officer's Certificates.  The Company shall have received
                      ----------------------
     certificates of Purchaser, dated as of the Stock Purchase Closing Date, signed by an executive officer of Purchaser to evidence satisfaction of the conditions set forth in Section 9.1(b)(i) and (ii).

          (c) The obligation of Purchaser to effect the Stock Purchase is also subject to the satisfaction (or waiver) at or prior to the Stock Purchase Closing Date of each of the following additional conditions:

               (i)    Accuracy of Representations and Warranties.  All
                      ------------------------------------------
     representations and warranties made by the Company herein shall be true and correct in all material respects, (except for representations qualified by materiality or Company Material Adverse Effect which shall be correct in all respects) on the Stock Purchase Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that are made as of a specified date or time, which shall be true and correct in all material respects (except for representations qualified by materiality or Company Material Adverse Effect which shall be correct in all respects) only as of such specific date or time.

               (ii)   Compliance with Covenants. The Company shall have
                      -------------------------
     performed in all material respects all obligations and agreements, and complied in all material respects with covenants, contained in this Agreement to be performed or complied with by it prior to or on the Stock Purchase Closing Date.

               (iii)  Officer's Certificate. Purchaser shall have received a
                      ---------------------
     certificate of the Company, dated as of the Stock Purchase Closing Date, signed by an executive officer of the Company to evidence satisfaction of the conditions set forth in Section 9.1(c)(i) and (ii).

               (iv)   Offer.  The conditions to the Offer set forth in Annex A
                      -----
     shall have been satisfied and the Company shall, simultaneously with the Stock Purchase Closing, but subject to Article III, purchase all Shares validly tendered and not withdrawn pursuant to the Offer.

          Section 9.2    Conditions to Each Party's Obligations to Effect the
                         ----------------------------------------------------
Merger.
------

          (a) The respective obligations of each party hereto to effect the Merger is subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by Purchaser or the Company, as the case may be, to the extent permitted by applicable law:

               (i)    Stockholder Approval.  The Merger and this Agreement shall
                      --------------------
     have been approved and adopted by the affirmative vote of the stockholders of the Company by the requisite vote;

               (ii)   Statutes; Court Orders.  No statute, rule, regulation,
                      ----------------------
     executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the Merger; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger;

               (iii)  HSR Approval.  Any waiting period applicable to the Merger
                      ------------
     under the HSR Act shall have terminated or expired; and

               (iv)   Purchaser Shares.  Purchaser shall have purchased the
                      ----------------
     Purchaser Shares.

               (v) The Company shall have received from a nationally recognized accounting firm a letter in form and substance reasonably satisfactory to Purchaser to the effect that the Transactions will receive recapitalization accounting treatment and such letter has not been withdrawn or modified.

          (b) The obligation of the Company and Acquisition Sub to effect the Merger is also subject to the satisfaction (or waiver) at or prior to the Merger Closing Date of each of the following additional conditions:

               (i)  Accuracy of Representations and Warranties.  All
                    ------------------------------------------
     representations and warranties made by Purchaser herein shall be true and correct in all material respects (except for representations qualified by materiality or Purchaser Material Adverse Effect which shall be correct in all respects) at the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the Effective Time, except for representations and warranties that are made as of a speci-fied date or time, which shall be true and correct in all material respects (except for representations qualified by materiality or Purchaser Material Adverse Effect which shall be correct in all respects) only as of such specific date or time.

               (ii)   Compliance with Covenants. Purchaser shall have
                      -------------------------
     performed in all material respects all obligations and agreements, and complied in all material respects with covenants, contained in this Agreement to be performed or complied with by it prior to or as of the Effective Time.

               (iii)  Officer's Certificate.  The Company shall have received
                      ---------------------
     certificates of Purchaser dated as of the Effective Time, signed by an executive officer of Purchaser to evidence satisfaction of the conditions set forth in Section 9.2(b)(i) and (ii).

          (c) The obligation of Purchaser to effect the Merger is also subject to the satisfaction (or waiver) at or prior to the Merger Closing Date of each of the following additional conditions:

               (i)    Accuracy of Representations and Warranties.  All
                      ------------------------------------------
     representations and warranties made by the Company herein shall be true and correct in all material respects (except for representations qualified by materiality or Company Material Adverse Effect which shall be correct in all respects) as of the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the Effective Time, except for representations and warranties that are made as of a specified date or time, which shall be true and correct in all material respects (except for representations qualified by materiality or Company Material Adverse Effect which shall be correct in all respects) only as of such specific date or time.

               (ii)   Compliance with Covenants. The Company shall have
                      -------------------------
     performed in all material respects all obligations and agreements and complied in all material respects with covenants, contained in this Agreement to be performed or complied with by it prior to or as of the Effective Time.

               (iii)  Officer's Certificate. Purchaser shall have received
                      ---------------------
     certificates of the Company, dated as of the Effective Time, signed by an executive officer of the Company to evidence satisfaction of the conditions set forth in Section 9.2(c)(i) and (ii).

               (iv)   Purchase of Shares by the Company.  The Company shall have
                      ---------------------------------
     purchased no more than 4,656,400 Shares pursuant to the Offer.

                                  ARTICLE X

                       TERMINATION; AMENDMENT; WAIVER

          Section 10.1   Termination.  This Agreement may be terminated and the
                         -----------
Transactions may be abandoned at any time prior to the Effective Time notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company:

          (a) by mutual written consent duly authorized by the Board of Managers of Purchaser and the Directors of each of Acquisition Sub and the Company;

          (b) by Purchaser or the Company if (i) any court or other governmental body of competent jurisdiction shall have issued a final order, decree or ruling (which order decree or ruling the parties hereto shall use their best efforts to lift) or taken any other final action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable or (ii) the Effective Time shall not have occurred on or before December 31, 1998; provided, however,
                                                             --------  -------
that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (c) by Purchaser if due to an occurrence or circumstance which would result in a failure to satisfy any of the conditions set forth in Annex A hereto, the Company shall have (A) failed to commence the Offer within the time period prescribed in Section 1.1(a), (B) terminated the Offer without having accepted any Shares for payment thereunder, or (C) failed to pay for Shares pursuant to the Offer by October 31, 1998, unless, in each case, such failure to commence the Offer or pay for Shares (whether before or after termination of the Offer) shall have been caused by or resulted from a material breach of any of Purchaser's representations, warranties or covenants, which breach cannot be or has not been cured within thirty (30) days following receipt of written notice of such breach;

          (d) by the Company if (i) due to an occurrence or circumstance which would result in a failure to satisfy any of the conditions set forth in Annex A hereto, the Company shall have (A) failed to commence the Offer within the time period prescribed in Section 1.1(a), (B) terminated the Offer without having accepted any Shares for payment or (C) failed to pay for Shares pursuant to the Offer by October 31, 1998, unless, in each case, such failure to commence the Offer or pay for Shares (whether before or after termination of the Offer) shall have been caused by or resulted from a material breach of any of the Company's representations, warranties or covenants, or (ii) prior to the purchase of Shares pursuant to the Offer, a corporation, partnership, person or other entity or group shall have made a bona fide offer that the Board by majority vote in good faith determines (A) after consultation with and receipt of advice from its outside legal counsel, that failing to take such action is reasonably determined to constitute a breach of the fiduciary duties of the Board under applicable law, and (B) after consultation with and receipt of written advice from the Financial Advisor or another nationally recognized investment banking firm, that such proposal is more favorable to the Company's stockholders from a financial point of view than the Offer and the Merger (including any adjustment to the terms and conditions proposed by Purchaser in response to such bona fide offer), provided that such termination under this clause (ii) shall not be effective until payment of the fee required by
Section 10.3(a) hereof;

          (e) by Purchaser prior to the purchase of Shares pursuant to the Offer, if (i) there shall have been a material breach of any of the Company's representations, warranties or covenants which breach (A) would give rise to the failure of a condition set forth in Annex A hereto and (B) cannot be or has not been cured within thirty (30) days following receipt of written notice of such breach, (ii) the Company Board of Directors shall withdraw, modify, or change (including by amendment of the Schedule 13E-4) its recommendation or approval in respect of this Agreement or the Offer in a manner adverse to Purchaser, or shall have adopted any resolution to effect any of the foregoing, (iii) the Board shall have recommended any proposal other than the Purchaser in respect of an Acquisition Proposal, (iv) the Company shall have exercised a right with respect to an Acquisition Proposal referenced in Section 8.2 and shall, directly or through its representatives, continue discussions with any third party concerning an Acquisition Proposal for more than ten (10) business days after the date of receipt of such Acquisition Proposal, (v) an Acquisition Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to the Company which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and the Company shall not have rejected such proposal within ten (10) business days of the earlier to occur of (A) the Company's receipt of such Acquisition Proposal and (B) the date such Acquisition Proposal first becomes publicly disclosed, (vi) any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Purchaser or any of their respective subsidiaries or affiliates shall have become the beneficial owner of more than 15% of the outstanding Shares (either on a primary or a fully diluted basis); provided, however, that this provision shall not apply
                      --------  -------
to any Person that owns more than 15% of the outstanding Shares on the date hereof; provided, further, that such Person does not increase its beneficial
        --------  -------
ownership beyond the number of Shares such Person beneficially owns on the date hereof, or (vii) the Minimum Condition shall not have been satisfied by the expiration date of the Offer and on or prior to such date an entity or group (other than Purchaser) shall have made and not withdrawn a proposal with respect to an Acquisition Proposal; or

          (f) by the Company if there shall have been a material breach of any of Purchaser's representations, warranties or covenants which breach cannot be or has not been cured within thirty (30) days of the receipt of written notice thereof.

          (g) by Purchaser if (i) Purchaser shall have failed to receive a true, correct and complete listing of Material Contracts to be provided pursuant to
Section 6.21(a) to the Company Disclosure Schedule within ten (10) days of the date hereof or (ii) within three (3) business days after the receipt of the Material Contracts on such list, in the event that one or more of the Material Contracts set forth on such list had not been previously disclosed to Purchaser and Purchaser reasonably determines that such Material Contract or Contracts, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

          Section 10.2   Effect of Termination.  In the event of the termination
                         ---------------------
and abandonment of this Agreement pursuant to Section 10.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provision of this Section 10.2 and Sections 8.3(b) and 10.3 hereof. Nothing contained in this Section 10.2 shall relieve any party from liability for any breach of this Agreement.

          Section 10.3   Fees and Expenses.
                         -----------------

          (a) In the event that (i) Purchaser shall have terminated this Agreement pursuant to Section 10.1(e) or 10.1(g) and within twelve (12) months following the date of any such termination the Company shall have entered into an Acquisition Proposal with a third party or an Acquisition Proposal with respect to the Company shall have been consummated; or (ii) the Company shall have terminated this Agreement pursuant to 10.1(d)(ii) hereof, then the Company shall pay to Purchaser, within one (1) business day following the execution and delivery of such agreement or such occurrence, as the case may be, or simultaneously with such termination pursuant to Section 10.1(d)(ii), a termination fee (the "Termination Fee"), in cash, of $3,500,000, provided, however, that the
 ---------------                            --------  -------
Company in no event shall be obligated to pay more than one such Termination Fee with respect to all such agreements and occurrences and such termination.

          (b) Upon the termination of this Agreement for any reason prior to the purchase of Shares by the Company pursuant to the Offer (other than termination by the Company pursuant to Section 10.1(f) hereof) the Company shall reimburse Purchaser and its affiliates (not later than one (1) business day after submission of statements therefore) for all actual documented out-of-pocket fees and expenses, not to exceed $1,000,000, actually and reasonably incurred by any of them or on their behalf in connection with the Offer and the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to financing sources, investment bankers, counsel to any of the foregoing, and accountants). Purchaser has provided the Company with an estimate of the amount of such fees and expenses and, if Purchaser shall have submitted a request for reimbursement hereunder, will provide the Company in due course with invoices or other reasonable evidence of such expenses upon request. The Company shall in any event pay the amount requested (not to exceed $1,000,000) within one (1) business day of such request, subject to the Company's right to demand a return of any portion as to which invoices are not received in due course.

          (c) Upon the consummation of the Offer, all costs and expenses incurred by each party hereto in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) and a transaction fee of $2,380,000 to Purchaser (or such lesser amount as Purchaser shall consent to in writing) shall be paid by the Company or the Company shall promptly reimburse such party, as the case may be.

          (d) Except as specifically provided in this Section 10.3 each party shall bear its own expenses in connection with this Agreement and the Transactions.

          Section 10.4   Amendment.  Subject to applicable law, this Agreement
                         ---------
may be amended by action taken by the Company, Purchaser at any time before or after approval of the Merger by the stockholders of the Company (if required by applicable law) but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

          Section 10.5   Waiver.  At any time prior to the Effective Time, any
                         ------
party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                 ARTICLE XI

                                MISCELLANEOUS

          Section 11.1   Nonsurvival of Representations and Warranties.  The
                         ---------------------------------------------
representations and warranties made herein shall not survive beyond the consummation of the last to occur of any of the Transactions.

          Section 11.2   Entire Agreement; Assignment.  This Agreement (a)
                         ----------------------------
constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise; provided, however, that Purchaser may assign any or all of its rights
           --------  -------
and obligations under this Agreement to any Subsidiary or affiliate of Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations.

          Section 11.3   Validity.  If any provision of this Agreement, or the
                         --------
application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

          Section 11.4   Notices.  All notices, requests, claims, demands and
                         -------
other communications hereunder shall be in writing (including by facsimile with written confirmation thereof) and unless otherwise expressly provided herein, shall be delivered during normal business hours by hand, by Federal Express, United Parcel Service or other nationally recognized overnight commercial delivery service, or by facsimile notice, confirmation of receipt received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

               (a)  If to Purchaser:

                    Fremont Acquisition Company, LLC
                    c/o Fremont Partners, L.P.
                    50 Fremont Street, Suite 3700
                    San Francisco, California  94105
                    Attention: Mark N. Williamson and Kevin Baker
                    Facsimile Number:  415-284-8191

               With a copy, which will not constitute notice, to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    Four Embarcadero Center, Suite 3800
                    San Francisco, California  94111
                    Attention: Kenton J. King, Esq.
                    Facsimile Number:  415-984-2698

               (b)  If to the Company:

                    Global Motorsport Group, Inc.
                    16100 Jacqueline Court
                    Morgan Hill, CA 95037
                    Attention: James J. Kelly, Jr.
                    Facsimile Number:  (408) 778-7001

               With a copy to:

                    Gibson, Dunn & Crutcher LLP
                    4 Park Plaza
                    Irvine, CA 92614
                    Attention: Thomas D. Magill, Esq.
                    Facsimile Number:  (949) 475-4648

          Section 11.5   Governing Law.  This Agreement shall be governed by and
                         -------------
construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the United States District Court for the District of Delaware in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such courts, and (ii) any claim that any suit, action or proceeding brought in such courts has been brought in an inconvenient forum.

          Section 11.6   Descriptive Headings.  The descriptive headings herein
                         --------------------
are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          Section 11.7   Parties in Interest.  This Agreement shall be binding
                         -------------------
upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 8.7 and 10.2, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 11.8   Counterparts.  This Agreement may be executed in two or
                         ------------
more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                         FREMONT ACQUISITION COMPANY III, LLC



                         By:  _________________________
                              Name:____________________
                              Title:___________________




                         GMS ACQUISITION CORP.



                         By:  _________________________
                              Name:____________________
                              Title:___________________



                         GLOBAL MOTORSPORT GROUP, INC.



                         By:  _________________________
                              Name:____________________
                              Title:___________________

                                                                         ANNEX A
                                                                         -------


                           CONDITIONS TO THE OFFER

THE CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS SET FORTH IN THE AGREEMENT AND PLAN OF MERGER (THE "MERGER AGREEMENT") TO WHICH THIS ANNEX A IS ATTACHED

          Notwithstanding any other provisions of the Offer, the Company shall not be required to accept for payment or pay for, and may delay the acceptance for payment of, or the payment for, any Shares, and may terminate the Offer and not accept for payment or pay for any Shares tendered pursuant to the Offer, if
(i) immediately prior to the expiration of the Offer (as it may be extended in accordance with the Offer), the Minimum Condition shall not have been satisfied,
(ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer, (iii) the Stock Purchase Closing shall not have occurred or (iv) at any time on or after the date of the Merger Agreement and prior to the acceptance for payment of Shares, any of the following conditions exist:

          (a) there shall be threatened or pending any action, suit or proceeding or any statute, rule, regulation, judgment, order or injunction proposed, sought, promulgated, enacted, entered, enforced or deemed applicable to the Offer, or any other action shall have been taken, proposed or threat-ened, by any state or federal government or governmental authority or by any court of competent jurisdiction, other than the routine application to the Offer, the Merger or other subsequent business combination of waiting periods under the HSR Act, (i) seeking to prohibit or impose any material limitations on Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Purchaser and their respective Subsidiaries, in each case taken as a whole, (ii) seeking to make the acceptance for payment of, or the payment for, some or all of the Shares illegal or otherwise prohibiting, restricting or significantly delaying consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by the Merger Agreement, or seeking to obtain from the Company or Purchaser any damages that are material in relation to the Company and its Subsidiaries as taken as a whole, (iii) seeking to impose material limitations on the ability of Purchaser, or render Purchaser unable, to acquire or hold or to exercise effectively all rights of ownership of the Shares, including, without limitation, the right to vote any Shares purchased by Purchaser on all matters properly presented to the stockhold ers of the Company, or effectively to control in any material respect the business, assets or operations of the Company, its Subsidiaries or Purchaser or any of their respective affiliates, or (iv) seeking to impose circumstances under which the purchase or payment for some or all of the Shares pursuant to the Offer and Merger could have a Purchaser Material Adverse Effect, or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect; or

          (b) there shall have occurred any change that constitutes a Company Material Adverse Effect; or

          (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securi ties on the New York Stock Exchange or the NASDAQ Stock Market for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interfer ence with such exchanges not related to market conditions), (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) the commencement of a war, armed hostilities or other international or national calamity di rectly or indirectly involving the United States, (iv) any limitation (whether or not mandatory), by any U.S. governmen tal authority or agency, likely to materially adversely af fect, the extension of credit by banks or other financial institutions, (v) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans, (vi) from the date of the Merger Agreement through the date of termination or expiration of the Offer, a decline of at least 15% in the Standard & Poor's 500 Index, or (vii) in the case of any of the foregoing, existing at the date of the execution of the Merger Agreement, a material acceleration or worsening thereof; or

          (d) any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Purchaser, any of its affiliates, or any group of which any of them is a member shall have acquired beneficial owner ship of more than 15% of the outstanding Shares or shall have entered into a definitive agreement or an agreement in princi ple with the Company with respect to a tender offer or ex change offer for any Shares or a merger, consolidation or other business combination with or involving the Company or any of its Subsidiaries; or

          (e) the Merger Agreement shall have been terminated in accordance with its terms; or

          (f) (i) the Board shall have withdrawn or modified (including by amendment of the Schedule 13E-4) in a manner adverse to Purchaser its approval or recommendation of the Offer, the Merger Agreement or the Merger or shall have recommended another offer, or shall have adopted any resolution to effect any of the foregoing, or (ii) the Company shall have entered into an agreement with respect to an Acquisition Proposal in accordance with Section 8.2 of this Agreement; or

          (g) all consents, permits and approvals of Governmental Authorities and other persons listed in Section 6.6 of the Company Disclosure Schedule and identified with an asterisk shall not have been obtained with no material adverse conditions attached and no material expense imposed on the Company or any of its Subsidiaries; or

          (h) the Company or GMSI Operating Corp., as the case may be, shall have failed to consummate (i) a private placement offering of debt securities which will result in the Company receiving gross proceeds of not less than $25 million at an interest rate not in excess of 15% (after giving effect to the anticipated returns, as determined in the reasonable judgment of Purchaser, with respect to any equity securities of the Company issued to holders of such debt securities in connection therewith), (ii) a private placement offering of debt securities in the aggregate principal amount of $80 million (which will result in GMSI Operating Corp. receiving gross proceeds of not less than $80 million at an interest rate not in excess of 12% (after giving effect to the anticipated returns, as determined in the reasonable judgment of Purchaser, with respect to any equity securities of the Company issued to holders of such debt securities in connection therewith), or (iii) the closing of a senior secured credit facility in the aggregate amount of $55 million, of which at least $25 million is available for immediate drawdown in connection with the Transactions;

          (i) A nationally recognized accounting firm shall have failed to deliver to the Company a letter, in form and substance reasonably satisfactory to Purchaser, to the effect that the Transactions will receive recapitalization accounting treatment or such letter has been withdrawn or modified.

          The parties acknowledge that the Conditions to the Offer set forth above in this Annex A are for the sole benefit of Purchaser, that the Company shall not assert failure of, or waive, any such condition without the prior written consent of Purchaser and that if Purchaser elects to waive any such condition to the Offer, the Company shall cooperate and comply with such election.